Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

January 23, 2018

Atlantic Power Corporation

3 Allied Drive

Suite 220

Dedham, Massachusetts

02026

Dear Sirs/Mesdames:

RBC Dominion Securities Inc. (“RBC”), National Bank Financial Inc., TD Securities Inc., BMO Nesbitt Burns Inc., Industrial Alliance Securities Inc., CIBC World Markets Inc., Scotia Capital Inc. and MUFG Securities (Canada), Ltd. (collectively with RBC, the “Underwriters” and each, an “Underwriter”) understand that Atlantic Power Corporation, a corporation continued under the Business Corporations Act (British Columbia) (the “Corporation”), proposes, subject to the terms and conditions contained herein, to (i) sell to the Underwriters 6.00% series E convertible unsecured subordinated debentures of the Corporation due January 31, 2025 (the “Maturity Date”) and with a face value of Cdn$1,000 principal amount per Debenture, in an aggregate principal amount of Cdn$100,000,000 (the “Initial Debentures”), and (ii) grant to the Underwriters an over-allotment option (the “Over-Allotment Option”) to purchase up to an additional Cdn$15,000,000 principal amount of 6.00% series E convertible unsecured subordinated debentures of the Corporation due January 31, 2025 (the “Over-Allotment Debentures”).  The Initial Debentures and the Over-Allotment Debentures are collectively referred to herein as the “Debentures” or the “Offered Securities”.

The Underwriters understand that the Debentures will be issued pursuant to an indenture dated as of December 17, 2009 among the Corporation, Computershare Trust Company of Canada and Computershare Trust Company, N.A. (under a fourth supplemental indenture thereto), as debenture co-trustees, and a seventh supplemental indenture thereto and shall be convertible at the option of the holder into common shares in the capital of the Corporation (“Common Shares”) at a conversion price of Cdn$4.20 per Common Share (the “Conversion Price”) at any time prior to the earlier of the close of business on the business day immediately preceding the Maturity Date and the business day immediately preceding the date specified by the Corporation for redemption of the Debentures, subject to adjustment in certain circumstances.

In consideration of the Underwriters’ agreement to purchase the Initial Debentures and to offer such Initial Debentures to the public pursuant to the Prospectus Supplement and the Registration Statement (each, as hereinafter defined), the Corporation hereby grants to the Underwriters the Over-Allotment Option, exercisable in whole or in part by notice given at any time on or prior to the 30th day following the Closing Date, to purchase from the Corporation the Over-Allotment Debentures at the Over-Allotment Closing Time (as hereinafter defined) at a purchase price of Cdn$1,000 per Over-Allotment Debenture upon the terms and conditions set forth herein.  A notice exercising the Over-Allotment Option, in whole or in part, shall be delivered to the Corporation as provided herein and shall specify the aggregate principal amount of Over-Allotment Debentures in respect of which the Over-Allotment Option is being exercised.  Upon delivery of such notice, the Underwriters shall be obliged, severally and not jointly and severally, to purchase the aggregate principal amount of Over-Allotment Debentures specified in such notice in the respective percentages set forth in Article 20 of this Agreement, and the Corporation shall be obliged to sell such Over-Allotment Debentures, all in accordance with and subject to the terms and conditions hereof.  Any Debentures issued pursuant to the Over-Allotment Option shall bear interest from and including the Closing Date and shall be fungible with the Initial Debentures.

Based upon the foregoing, and upon and subject to the terms and conditions set out below, the Underwriters severally, and not jointly and severally, offer to purchase from the Corporation at the Closing Time, and the Corporation hereby agrees to sell to the Underwriters, all but not less than all of the Initial Debentures at a price of Cdn$1,000 per Initial Debenture, being an aggregate purchase price of Cdn$100,000,000.

TERMS AND CONDITIONS

1.                                      Definitions and Interpretation

1.1                                                                               Where used in this Agreement the following terms will have the following meanings, respectively:

(a)                                 “affiliate” when used to indicate a relationship with a Person, has the same meaning as set forth in National Instrument 45-106 — Prospectus Exemptions and “associate” when used to indicate a relationship with a Person, has the same meaning as set forth in the Securities Act (Ontario);

(b)                                 “APLP Holdings LP” means APLP Holdings Limited Partnership, a limited partnership formed under the laws of Ontario;

(c)                                  “Atlantic GP” means Atlantic Power GP Inc., a corporation formed under the laws of British Columbia;

(d)                                 “Atlantic GP II” means Atlantic Power GP II, Inc., a corporation formed under the laws of British Columbia;

(e)                                  “Atlantic LP” means Atlantic Power Limited Partnership (formerly named Capital Power Income L.P.), a limited partnership formed under the laws of Ontario;

(f)                                   “Atlantic LP Notes” means the $210.0 million aggregate principal amount of 5.95% senior unsecured notes issued by Atlantic LP, due June 2036;

(g)                                  “Atlantic U.S. Holdings” means Atlantic Power (US) GP Holdings, Inc., a corporation formed under the laws of Delaware;

(h)                                 “business day” means a day other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario;

(i)                                     “Canadian Debenture Trustee” means Computershare Trust Company of Canada, in its capacity as Canadian trustee under the Indenture;

(j)                                    “Closing Date” means January 29, 2018 or any earlier or later date as may be agreed to in writing by the Corporation and the Underwriters, each acting reasonably, but will in any event not be later than February 12, 2018;

(k)                                 “Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date, or any other time on the Closing Date as may be agreed to by the Corporation and the Underwriters;

(l)                                     “Common Shares” means common shares in the capital of the Corporation;

(m)                             “Conversion Price” has the meaning ascribed to it in the second recital paragraph of this Agreement;

(n)                                 “Corporation” means Atlantic Power Corporation, a corporation continued under the Business Corporations Act (British Columbia);

(o)                                 “CPILP Acquisition” means the direct and indirect acquisition by the Corporation of all the outstanding limited partnership units in Capital Power Income L.P. (subsequently renamed Atlantic Power Limited Partnership) completed November 5, 2011, effected pursuant to an arrangement agreement, dated as of June 20, 2011, as amended effective July 25, 2011 and a plan of arrangement under the Canada Business Corporations Act;

(p)                                 “Credit Facility” means the Credit and Guaranty Agreement, dated as of April 13, 2016, among APLP Holdings Limited Partnership, as Borrower, the Corporation, as guarantor, Certain Subsidiaries of APLP Holdings Limited Partnership, as Guarantors, Various Lenders, Goldman Sachs Bank USA and Bank of America, N.A., as L/C Issuers, Goldman Sachs Lending Partners LLC and Bank of America, N.A., as Joint Syndication Agents, Goldman Sachs Lending Partners LLC as Administrative Agent and Collateral Agent, and Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Securities, LLC, and Industrial and Commercial Bank of China, in their respective capacities as Joint Lead Arrangers and Joint Bookrunners, as disclosed in the Corporation’s Current Report on Form 8-K filed on April 13, 2016, as amended on April 17, 2017 and as further amended on October 18, 2017;

(q)                                 “Debentures” has the meaning ascribed to it in the first recital paragraph of this Agreement;

(r)                                    “Debenture Trustee” means Computershare Trust Company of Canada and Computershare Trust Company, N.A., in their capacities as debenture co-trustees under the Indenture;

(s)                                   “December 2019 Debentures” means the Series D convertible unsecured subordinated debentures due December 2019 issued by the Corporation under the Indenture and an applicable supplement thereto;

(t)                                    “Directors” means, in the case of the Corporation, the directors of the Corporation, and in the case of a limited liability company, the members of the board of managers of such company;

(u)                                 “distribution” means distribution or distribution to the public, as the case may be, for the purposes of the Securities Laws or any of them;

(v)                                 “Eligible Issuer” means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to allow it to offer the Debentures using a short form prospectus and has filed a short form base shelf prospectus pursuant to NI 44-102;

(w)                               “Equity Holders” means, (i) in respect of a corporation, its shareholders, (ii) in respect of a limited liability company, its members, and (iii) in respect of any other Person, all Persons holding a direct or indirect beneficial interest in such Person;

(x)                                 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(y)                                 “Final Shelf Prospectus” means the (final) short form base shelf prospectus of the Corporation dated December 19, 2017, including the documents incorporated by reference therein and including the U.S. Prospectus contained therein, approved, signed and certified in accordance with the Securities Laws in the Qualifying Jurisdictions relating to the qualification for distribution of Common Shares and debt securities of the Corporation under applicable Securities Laws in the Qualifying Jurisdictions;

(z)                                  “Financial Information” has the meaning ascribed to it in Section 7.3;

(aa)                          “FINRA” means the United States Financial Industry Regulatory Authority, Inc.;

(bb)                          “Fourth Supplement” means the fourth supplement to the Indenture dated as of November 29, 2012 among the Corporation, the Canadian Debenture Trustee and the U.S. Debenture Trustee, adding Computershare Trust Company, N.A. as U.S. trustee thereunder;

(cc)                            “Governmental Entity” means any: (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, regulatory or administrative authority, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; (iii) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above; or (iv) any arbitrator exercising jurisdiction over the affairs of the applicable Person, asset, obligation or other matter;

(dd)                          “Indenture” means the indenture dated December 17, 2009 between the Corporation and the Canadian Debenture Trustee providing for the issue of convertible unsecured subordinated debentures by the Corporation, as amended or supplemented;

(ee)                            “Initial Debentures” has the meaning ascribed to it in the first recital paragraph of this Agreement;

(ff)                              “Intercompany Notes” has the meaning ascribed to it in the Corporation`s Annual Report;

(gg)                            “June 2019 Debentures” means the Series C convertible unsecured subordinated debentures due June 2019 issued by the Corporation under the Indenture and an applicable supplement thereto;

(hh)                          “Lien” means any mortgage, pledge, lien, security interest, easement, encumbrance or other adverse claim;

(ii)                                  “Lock-Up Agreement” has the meaning ascribed to it in Section 11.3(lll);

(jj)                                “Lock-Up Period” has the meaning ascribed to it in Section 19.1;

(kk)                          “LTIP” means the long term incentive plan of the Corporation as amended and restated from time to time;

(ll)                                  “Marketing Documents” means, collectively, all marketing materials (including any template version, revised template version or limited use version thereof) provided or to be provided to a potential Canadian investor in connection with the distribution of the Offered Securities;

(mm)                  “marketing materials” has the meaning ascribed to it under NI 41-101;

(nn)                          “Material Agreements” means collectively, this Agreement and the Indenture, the Fourth Supplement and the Seventh Supplement;

(oo)                          “material change” means a material change for the purpose of Securities Laws;

(pp)                          “material fact” means a material fact for the purpose of Securities Laws;

(qq)                          “Maturity Date” has the meaning ascribed to it in the first recital paragraph of this Agreement;

(rr)                                “MI 11-102” means Multilateral Instrument 11-102 — Passport System;

(ss)                              “Minority Holding Entities” means all entities in which any of APLP Holdings LP, Atlantic LP or Atlantic U.S. Holdings owns, directly or indirectly an equity interest that are not Project Holding Group Entities or Project Operating Entities;

(tt)                                “misrepresentation” means a misrepresentation for the purpose of Securities Laws;

(uu)                          “NI 41-101” means National Instrument 41-101 — General Prospectus Requirements;

(vv)                          “NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions;

(ww)                      “NI 44-102” means National Instrument 44-102 — Shelf Distributions;

(xx)                          “NP 11-202” means National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions;

(yy)                          “Non-Operated POE” means the Project Operating Entities for the following Projects:  Frederickson, Orlando Cogen, LP, Koma Kulshan Associates and Chambers Cogen, LP;

(zz)                            “NYSE” means the New York Stock Exchange;

(aaa)                   “Offered Securities” means the Initial Debentures and the Over-Allotment Debentures to be issued hereunder;

(bbb)                   “Offering” means the distribution of the Offered Securities as contemplated in the Supplemented Prospectus;

(ccc)                      “Offering Documents” means, collectively, the Final Shelf Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement (collectively comprising the Supplemented Prospectus) and any Supplemental Material and the Registration Statement and the Permitted Free Writing Prospectuses, if any;

(ddd)                   “Operated POE” means the Project Operating Entities for the Projects other than the Non-Operated POEs;

(eee)                      “OSC” means the Ontario Securities Commission;

(fff)                         “Over-Allotment Closing Date” means the second business day after a notice of exercise of the Over-Allotment Option is delivered to the Corporation, or such other day as may be agreed by the Corporation and the Underwriters;

(ggg)                      “Over-Allotment Closing Time” means 8:00 a.m. (Toronto time) on an Over-Allotment Closing Date, or such other time on an Over-Allotment Closing Date as may be agreed by the Corporation and the Underwriters;

(hhh)                   “Over-Allotment Debentures” has the meaning ascribed to it in the first recital paragraph of this Agreement;

(iii)                               “Over-Allotment Option” has the meaning ascribed to it in the first recital paragraph of this Agreement;

(jjj)                            “Permitted Free Writing Prospectuses” means the documents listed in Schedule “A” hereto and each “road show” (as defined in Rule 433 under the U.S. Securities Act), if any, related to the offering of the Debentures contemplated hereby that is a “written communication” (as defined in Rule 405 under the U.S. Securities Act) (each such road show, an “Electronic Road Show”);

(kkk)                   “Person” means any individual, partnership, limited partnership, limited liability partnership, limited liability corporation, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(lll)                               “Preliminary Prospectus Supplement” means the preliminary prospectus supplement of the Corporation dated January 22, 2018 to the Final Shelf Prospectus, relating to the qualification for distribution of the Debentures in the Qualifying Jurisdictions, including the documents incorporated by reference therein and including the U.S. Preliminary Prospectus contained therein, prepared in connection with the qualification for distribution of the Debentures;

(mmm)       “Project Holding Group Entities” means, collectively, APLP Holdings LP, Atlantic GP II and Atlantic U.S. Holdings and their respective direct and indirect Subsidiaries, provided that no Project Operating Entity shall be considered to be a Project Holding Group Entity;

(nnn)                   “Project Operating Entities” means the partnerships, corporations or other entities that directly own or operate the Projects;

(ooo)                   “Projects” means the power generation projects described in the Annual Report in which the Corporation has indirect interests or investments;

(ppp)                   “Prospectus Supplement” means the (final) prospectus supplement of the Corporation dated January 23, 2018 which, together with the Final Shelf Prospectus, will qualify the distribution of the Debentures in the Qualifying Jurisdictions, including the documents incorporated by reference therein and including the U.S. Prospectus contained therein, prepared in connection with the qualification for distribution of the Debentures;

(qqq)                   “Public Disclosure Documents” means, collectively,

(i)                                     the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2016, filed on SEDAR on March 2, 2017 (the “Annual Report”);

(ii)                                  the consolidated financial statements of the Corporation as at December 31, 2016 and 2015 and for the two years ended December 31, 2016, together with the notes thereto and the auditors’ report thereon, prepared in accordance with U.S. GAAP (the “Annual Financial Statements”) and filed on SEDAR on March 2, 2017;

(iii)                               management’s discussion and analysis of financial condition and results of operations of the Corporation for the year ended December 31, 2016 in relation to the Annual Financial Statements, filed on SEDAR on March 2, 2017;

(iv)                              the quarterly report on Form 10-Q of the Corporation for the three and nine months ended September 30, 2017 and 2016, together with the notes thereto, prepared in accordance with U.S. GAAP (the “Q3 Financial Statements”) and filed on SEDAR on November 9, 2017;

(v)                                 management’s discussion and analysis of financial condition and results of operations of the Corporation for the three and nine months ended September 30, 2017 in relation to the Q3 Financial Statements, filed on SEDAR on November 9, 2017;

(vi)                              the quarterly report on Form 10-Q of the Corporation for the three and six months ended June 30, 2017 and 2016, together with the notes thereto, prepared in accordance with U.S. GAAP (the “Q2 Financial Statements”) and filed on SEDAR on August 3, 2017;

(vii)                           management’s discussion and analysis of financial condition and results of operations of the Corporation for the three and six months ended June 30, 2017 in relation to the Q2 Financial Statements, filed on SEDAR on August 3, 2017;

(viii)                        the quarterly report on Form 10-Q of the Corporation for the three months ended March 31, 2017 and 2016, together with the notes thereto, prepared in accordance with U.S. GAAP (the “Q1 Financial Statements”) and filed on SEDAR on May 4, 2017;

(ix)                              management’s discussion and analysis of financial condition and results of operations of the Corporation for the three months ended March 31, 2017 in relation to the Q1 Financial Statements, filed on SEDAR on May 4, 2017;

(x)                                 the Corporation’s Current Reports on Form 8-K filed on EDGAR since January 1, 2017, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items;

(xi)                              the management information circular of the Corporation dated April 28, 2017, distributed in connection with the annual and special meeting of shareholders held on June 20, 2017, filed on SEDAR on April 28, 2017;  and

(xii)                           the Final Shelf Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and any Supplemental Material;

(rrr)                            “Qualifying Jurisdictions” means all of the provinces and territories of Canada and “Qualifying Jurisdiction” means any one of such provinces or territories;

(sss)                         “Registration Statement” means the registration statement on Form S-3 (File No. 333-221903, which contains a form of base prospectus to be used in connection with the public offering and sale of debt securities, including the Offered Securities, and common shares, warrants, subscription receipts and units of the Corporation under the U.S. Securities Act, and the offering thereof from time to time in accordance with Rule 415 under the U.S. Securities Act, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the U.S. Securities Act, including any required information deemed to be a part thereof at the time of effectiveness (the “Effective Time”) pursuant to Rule 430B under the U.S. Securities Act;

(ttt)                            “Renewal Deadline” has the meaning ascribed to it in Section 13.2(h);

(uuu)                   “SEC” means the U.S. Securities and Exchange Commission;

(vvv)                   “Securities Commissions” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions;

(www)             “Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions and the respective regulations and rules made under those securities laws together with all applicable policy statements, blanket orders and rulings of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement, the U.S. Securities Act and the Exchange Act and the securities legislation and policies of each other relevant jurisdiction;

(xxx)                   “SEDAR” means the System for Electronic Document Analysis and Retrieval pursuant to National Instrument 13-101 — System for Electronic Document Analysis and Retrieval;

(yyy)                   “Selling Firm” has the meaning ascribed to it in Section 10.1;

(zzz)                      “Seventh Supplement” means the seventh supplement to the Indenture relating to the Debentures, to be entered into on the Closing Date;

(aaaa)            “Shareholder Rights Plan” means the Shareholder Rights Plan Agreement dated as of February 28, 2013 between the Corporation and Computershare Investor Services Inc.;

(bbbb)            “Shelf Procedures” has the meaning ascribed to it in Section 3.1;

(cccc)                “Standard Listing Conditions” has the meaning ascribed to it in Section 4.3;

(dddd)            “Subsequent Disclosure Documents” means any financial statements, management information circulars, annual information forms, material change reports, business acquisition reports or other documents issued by the Corporation and filed with the Securities Commissions or the SEC after the date of this Agreement which are incorporated by reference in the Supplemented Prospectus or the U.S. Prospectus;

(eeee)                “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation);

(ffff)                    “Supplemental Material” means, collectively, any amendment to the Final Shelf Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, or the U.S. Preliminary Prospectus or U.S. Prospectus, and any amendment or supplemental prospectus or any ancillary materials that may be filed by or on behalf of the Corporation under applicable Securities Laws relating to the distribution of the Offered Securities;

(gggg)                “Supplemented Prospectus” means the Final Shelf Prospectus as supplemented by each of the Preliminary Prospectus Supplement and the Prospectus Supplement;

(hhhh)            “Tax Act” means the Income Tax Act (Canada);

(iiii)                            “template version” has the meaning ascribed to it under NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

(jjjj)                        “TMX Group” has the meaning ascribed to it in Section 28;

(kkkk)            “Transfer Agent” means Computershare Investor Services Inc.;

(llll)                            “Trust Indenture Act” has the meaning ascribed to it in Section 3.4;

(mmmm)                                            “TSX” means the Toronto Stock Exchange;

(nnnn)            “Underwriters” has the meaning ascribed to it in the first recital paragraph of this Agreement;

(oooo)            “U.S. Debenture Trustee” means Computershare Trust Company, N.A., in its capacity as U.S. trustee under the Indenture and the Fourth Supplement;

(pppp)            “U.S. Preliminary Prospectus” means the U.S. preliminary prospectus supplement relating to the Debentures, together with the U.S. Base Prospectus filed by the Corporation with the SEC on December 19, 2017 (the “U.S. Base Prospectus”), filed by the Corporation pursuant to Rule 424(b) under the U.S. Securities Act on January 22, 2018, in the form furnished by the Corporation to RBC for use by the Underwriters and by dealers in connection with the offering of the Debentures;

(qqqq)            “U.S. Prospectus” means the U.S. prospectus supplement dated January 23, 2018 relating to the Debentures, together with the U.S. Base Prospectus, that is first filed by the Corporation pursuant to Rule 424(b) under the U.S. Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the U.S. Securities Act), in the form furnished by the Corporation to RBC for use by the Underwriters and by dealers in connection with the offering of the Debentures;

(rrrr)                        “U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(ssss)                    “U.S. Tax Code” means the Internal Revenue Code of 1986 (United States of America), as amended, and the regulations thereunder.

1.2                                                                               The division of this Agreement into Articles, Sections, Clauses and Paragraphs and the headings appearing in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement.

1.3                                                                               In this Agreement, unless the context otherwise requires:

(a)                                 words importing the singular include the plural and vice versa;

(b)                                 words importing gender include all genders;

(c)                                  words importing persons include individuals, partnerships, limited partnerships, joint ventures, syndicates, sole proprietorships, companies or corporations with or without share capital, unincorporated associations, societies, trusts, trustees, executors, administrators or other legal personal representatives, governmental authorities, regulatory authorities, and self-regulating organizations, bodies or entities however designated or constituted;

(d)                                 the word “or” is not exclusive;

(e)                                  the word “including” is not limiting, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto; and

(f)                                   the word “knowledge,” as used herein in relation to: (i) the Corporation, refers to the actual knowledge of the officers of the Corporation charged with responsibility for the particular function, after reasonable inquiry by them of those parties whom they believe, in good faith, to be the Persons responsible for the subject matter of the inquiry; and (ii) any other Person (except with respect to counsel), refers to the actual knowledge of the officers of that Person charged with responsibility for the particular function, after reasonable inquiry by them of those parties whom they believe, in good faith, to be the Persons responsible for the subject matter of the inquiry.

1.4                                                                               If any action is required to be taken under this Agreement on a day that is not a business day, such action will be required to be taken on the next succeeding day which is a business day.

1.5                                                                               Whenever reference is made in this Agreement to a calculation to be made or financial statements or documents prepared in accordance with “U.S. GAAP” or “generally accepted accounting principles”, such reference will be deemed to be to the generally accepted accounting principles from time to time approved by the relevant body in the United States of America, applicable as at the date on which such calculation is made or required to be made or such financial statements or documents are prepared or required to be prepared in accordance with generally accepted accounting principles, with such variations therefrom as are specified or required by the Securities Laws.

1.6                                                                               Unless otherwise specified herein, all dollar amounts referred to in this Agreement are expressed in lawful money of Canada.

1.7                                                                               Unless otherwise specified herein, a reference in this Agreement to a statute includes all regulations or rules made thereunder, all amendments to the statute or the regulations or rules made thereunder, any statutes, regulations or rules that supplement or supersede such statute, regulation or rule and, with respect to the Securities Laws, includes any orders made thereunder and the applicable policy statements, instruments and notices issued or otherwise promulgated by the Securities Commissions or the Canadian Securities Administrators.

2.                                      Attributes of the Offered Securities

2.1                                                                               The Debentures to be issued and sold under this Agreement by the Corporation will, upon receipt of payment therefor by the Corporation, be duly and validly created and issued by the Corporation and the Debentures will, among other things:

(a)                                 have the Maturity Date and interest rate as contemplated herein;

(b)                                 be convertible at the option of the holder into Common Shares at any time prior to the earlier of the close of business on the business day immediately preceding the Maturity Date and the business day immediately preceding the date specified by the Corporation for redemption of the Debentures at the Conversion Price;

(c)                                  be redeemable by the Corporation, in whole or in part, (i) on or after January 31, 2021 and prior to January 31, 2023 at a price equal to their principal amount plus accrued and unpaid interest, provided that the daily volume weighted average price of the Common Shares on the TSX, averaged for the 20 consecutive trading days ending five trading days preceding the date of notice of redemption (or, if Common Shares are not listed on the TSX or any other market, the fair market value of the Common Shares as determined by an independent financial advisor retained by the Corporation) is not less than 125% of the Conversion Price and (ii) on or after January 31, 2023 and prior to the Maturity Date, at any time at a price equal to their principal amount plus accrued and unpaid interest; and

(d)                                 rank subordinate to all existing and future senior secured and senior unsecured indebtedness (as described in the Offering Documents), and will otherwise have the attributes described in the Offering Documents, subject to those modifications or changes (if any) prior to the Closing Date as may be agreed to in writing by the Corporation and the Underwriters.

3.                                      Qualification

3.1                                                                               The Corporation has filed the Final Shelf Prospectus in each of the Qualifying Jurisdictions, omitting such information as is permitted to be omitted for such documents pursuant to Securities Laws and in accordance with NI 44-101 and NI 44-102 (the “Shelf Procedures”) and obtained a receipt under the Securities Act (Ontario), MI 11-102 and NP 11-202 issued by the OSC, in its capacity as principal regulator, on December 20, 2017.

3.2                                                                               The Corporation has filed the Preliminary Prospectus Supplement in each of the Qualifying Jurisdictions and shall prepare and file the Prospectus Supplement in accordance with the Shelf Procedures in each of the Qualifying Jurisdictions at or prior to 9:00 p.m. (Toronto time) on January 23, 2018 (or such other time and/or later date as the Corporation and the Underwriters may agree), and will promptly fulfill and comply with, to the satisfaction of the Underwriters, acting reasonably, Securities Laws required to be fulfilled or complied with by the Corporation to enable the Offered Securities to be lawfully distributed in the Qualifying Jurisdictions through the Underwriters or any other person duly registered in an appropriate category of registration in the Qualifying Jurisdictions.

3.3                                                                               Until the date on which the distribution of the Offered Securities is completed, the Corporation:

(a)                                 will promptly take, or cause to be taken, all steps and proceedings that may from time to time be required under the Securities Laws to continue to qualify the distribution of the Offered Securities or, in the event that the Offered Securities have, for any reason, ceased so to qualify, to so qualify again the Offered Securities for distribution; and

(b)                                 will allow the Underwriters to participate fully in the preparation of the Offering Documents.

3.4                                                                               The Corporation represents and warrants to and agrees with each of the Underwriters that the Registration Statement has heretofore become effective under the U.S. Securities Act;  that no stop order of the SEC preventing or suspending the use of the U.S. Preliminary Prospectus or

Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose, to the Corporation’s knowledge, have been instituted or are contemplated by the SEC;  that the Corporation meets the requirements for use of Form S-3 under the U.S. Securities Act;  that the U.S. Preliminary Prospectus has been filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act as required under the U.S. Securities Act; and that the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

4.                                      Delivery of Final Shelf Prospectus, the Prospectus Supplement and Other Documents

4.1                                                                               The Corporation shall deliver to each of the Underwriters and the Underwriters’ counsel, at or prior to the time at which the Prospectus Supplement is presented to the Underwriters for signing, copies of the Final Shelf Prospectus and the Prospectus Supplement signed by the Corporation in the manner required by the Securities Laws of each of the Qualifying Jurisdictions.

4.2                                                                               The Corporation shall deliver to each of the Underwriters and the Underwriters’ counsel, at or prior to the filing of the Prospectus Supplement with the Securities Commissions, a copy of any other document required to be filed by the Corporation with or prior to filing the Prospectus Supplement under Securities Laws or requested by the Underwriters and the Underwriters’ counsel, including the documents incorporated by reference in the Prospectus Supplement.

4.3                                                                               The Corporation shall deliver to the Underwriters and the Underwriters’ counsel, prior to the Closing Date, evidence satisfactory to the Underwriters of the approval of the listing and posting for trading on the TSX of the Debentures, and the approval of the listing on the TSX of the Common Shares initially issuable upon conversion of the Debentures, subject only to satisfaction by the Corporation of customary post-closing conditions imposed by the TSX in similar circumstances (the “Standard Listing Conditions”) and approval of the listing on the NYSE of the Common Shares initially issuable upon conversion of the Debentures, subject only to official notice of issuance.

4.4                                                                               The Corporation shall promptly and, in any event within all applicable time limitation periods, prepare and file with the Securities Commissions any Supplemental Material required to be filed under the Securities Laws. The Corporation shall allow the Underwriters and their counsel to participate fully in the preparation of any Supplemental Material and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfil their obligations as underwriters and in order to enable the Underwriters to execute responsibly any certificate required to be executed by them in any Supplemental Material. Such Supplemental Material shall be in form and substance satisfactory to the Underwriters and prior to the filing of such Supplemental Material with any Securities Commission, the Corporation shall deliver to the Underwriters:

(a)                                 a copy of such Supplemental Material signed on behalf of the Corporation in the manner required by the Securities Laws;

(b)                                 a copy of any other document required to be filed by the Corporation with or prior to filing of the Supplemental Material under Securities Laws; and

(c)                                  such reports, comfort letters or opinions as may reasonably be requested by the Underwriters.

4.5                                                                               Each delivery of the Offering Documents to the Underwriters shall constitute the consent of the Corporation to the use thereof by the Underwriters and Selling Firms of those documents in connection with the distribution of the Offered Securities in all of the Qualifying Jurisdictions and the offer and sale of the Offered Securities in the United States, subject to the Securities Laws.

5.                                      Commercial Copies

The Corporation shall, as soon as possible but in any event not later than 12:00 p.m. (Toronto time) on the first business day after filing of the Prospectus Supplement for deliveries within the City of Toronto, on the second business day after filing of the Prospectus Supplement for deliveries to cities other than the City of Toronto, and within two business days after the filing of any Supplemental Material, cause to be delivered to the Underwriters without charge, commercial copies of the Supplemented Prospectus and any Supplemental Material (including the French language versions thereof) and the U.S. Preliminary Prospectus and the U.S. Prospectus, as the case may be, in such numbers and to such cities as the Underwriters may reasonably request by instructions given by the Underwriters to the printer of such documents, as the case may be. The commercial copies of the Supplemented Prospectus and any Supplemental Material and the U.S. Preliminary Prospectus and U.S. Prospectus, shall be identical in content to the electronically transmitted versions thereof filed with the Securities Commissions on SEDAR and with the SEC on EDGAR, respectively.

6.                                      Due Diligence

The Corporation shall at all times until distribution of the Offered Securities is completed allow the Underwriters and their advisors and representatives to conduct all reasonable due diligence investigations and examinations which the Underwriters may reasonably require (including access to documentation, directors, officers and management personnel and the auditors of any financial statements included or incorporated by reference in the Offering Documents) in order to fulfill their obligations as underwriters, in order to avail themselves of a defence to any claim for misrepresentation in the Offering Documents and in order to enable the Underwriters to responsibly execute any certificate in the Offering Documents required to be executed by the Underwriters.  It shall be a condition precedent to the Underwriters’ execution of any certificate in any Offering Document that the Underwriters be satisfied as to the form and content of the document.

7.                                      Auditors’ Comfort Letters and Translation Opinions

7.1                                                                               The Corporation shall deliver to each of the Underwriters and the Underwriters’ counsel, at the time the Underwriters sign the Prospectus Supplement, comfort letters signed by KPMG LLP (New York) and dated the date of the Prospectus Supplement and the U.S. prospectus supplement forming part of the U.S. Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the Directors of the Corporation with respect to the Annual Financial Statements, the Q3 Financial Statements, the Q2 Financial Statements, the Q1 Financial Statements, as applicable, and certain of the statistical and financial information contained and incorporated by reference in the Supplemented Prospectus and the U.S. Preliminary Prospectus which letter shall be based on a review by KPMG LLP (New York) within a cut-off date of not more than two business days prior to the date of the letters, and which letters shall be in addition to the auditors’ reports and opinions of KPMG LLP (New York) contained or incorporated by reference in the Supplemented Prospectus and the U.S. Preliminary Prospectus and the auditors’ consent and comfort letters (if any) of KPMG LLP (New York) addressed to the Securities Commissions.

7.2                                                                               If any statistical, financial or accounting information is contained or incorporated by reference in any Supplemental Material which is required to be executed by the Underwriters, the Corporation shall deliver or cause to be delivered to the Underwriters at the time of execution thereof by the Underwriters a letter signed by KPMG LLP, or such other applicable auditors, as applicable, and dated the date of delivery thereof, in the form satisfactory to the Underwriters, acting reasonably, with respect to the statistical, financial and accounting information contained or incorporated by reference in the Supplemental Material and with respect to any material changes thereto, which letter shall be based on a review by the applicable auditors, within a cut-off date of not more than two business days of the date of such letter and which letter shall be in addition to any auditors’ report contained in the Supplemental Material and the auditors’ consent and comfort letters (if any) addressed to the Securities Commissions.

7.3                                                                               The Corporation shall deliver to each of the Underwriters and the Underwriters’ counsel, at the time of filing the Preliminary Prospectus Supplement and the Prospectus Supplement and any Supplemental Material, an opinion of the Corporation’s local counsel in Québec, addressed to the Underwriters and the Underwriters’ counsel, dated the date of the Preliminary Prospectus Supplement, Prospectus Supplement or Supplemental Material, as the case may be, acceptable in form and substance to the Underwriters’ counsel, acting reasonably, that, except for certain financial or statistical information (collectively, the “Financial Information”) contained and incorporated by reference in such document, the document in the French language is in all material respects a complete and proper translation of the English version thereof.

7.4                                                                               The Corporation shall deliver to each of the Underwriters and the Underwriters’ counsel, at the time of filing the Preliminary Prospectus Supplement and the Prospectus Supplement and any Supplemental Material, a letter of United Language Group addressed to the Underwriters and the Underwriters’ counsel, dated the date of the Preliminary Prospectus Supplement, Prospectus Supplement or Supplemental Material, as the case may be, acceptable in form and substance to the Underwriters’ counsel, acting reasonably, that the French language version of the Financial Information contained and incorporated by reference in such document includes the same information and in all material respects carries the same meaning as the English language version thereof.

8.                                      Marketing Materials

8.1                                                                               During the distribution of the Offered Securities, the Corporation and RBC, on behalf of the Underwriters, shall approve in writing, prior to such time marketing materials are provided to potential Canadian investors, any marketing materials reasonably requested to be provided by the Underwriters to any potential Canadian investor of Offered Securities, such marketing materials to comply with applicable Canadian Securities Laws.  The Corporation shall file a template version of such marketing materials with the Securities Commissions as soon as reasonably practicable after such marketing materials are so approved in writing by the Corporation and RBC, on behalf of the Underwriters, and in any event on or before the day the marketing materials are first provided to any potential Canadian investor of Offered Securities, and such approval of such marketing materials by the Corporation shall constitute the Underwriters’ authority to use any Marketing Documents that are derived from the template version of such marketing materials in connection with the Offering, and the Corporation shall comply with Section 13.2(i) if applicable.

8.2                                                                               The Corporation and the Underwriters, on a several basis, covenant and agree:

(a)                                 not to provide any potential Canadian investor of Offered Securities with any marketing materials unless a template version of such marketing materials has been filed by the Corporation with the Securities Commissions on or before the day such marketing materials are first provided to any potential Canadian investor of Offered Securities;

(b)                                 not to provide any potential Canadian investor with any written materials in relation to the distribution of the Offered Securities or the Corporation other than: (i) such marketing materials that have been approved in accordance with Section 8.1; (ii) the Final Shelf Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and any Supplemental Material; and (iii) prior to closing of the sale of the Initial Debentures, any standard term sheets approved in writing by the Corporation and RBC, on behalf of the Underwriters, and, thereafter, any standard term sheets that comply with applicable Canadian securities laws; and

(c)                                  that only marketing materials approved in accordance with Section 8.1 and, prior to closing of the sale of the Initial Debentures, any standard term sheets approved in writing by the Corporation and RBC, on behalf of the Underwriters, and, thereafter, any standard term sheets that comply with applicable Canadian securities laws, have been and shall be provided to potential Canadian investors.

9.                                      Regulatory Approvals

9.1                                                                               The Corporation will file or cause to be filed with the TSX all necessary documents and will take or cause to be taken all necessary steps to ensure that the Debentures have been approved for listing and posting for trading on the TSX and the Common Shares initially issuable upon conversion of the Debentures have been approved for listing on the TSX, prior to the Closing Date, subject only to satisfaction by the Corporation of the Standard Listing Conditions.

9.2                                                                               The Corporation will file or cause to be filed with the NYSE all necessary documents and will take or cause to be taken all necessary steps to ensure that the Common Shares initially issuable upon conversion of the Debentures have been approved for listing on the NYSE, prior to the Closing Date, subject only to official notice of issuance.

9.3                                                                               The Corporation will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated in this Agreement.

10.                               Distribution and Certain Obligations of Underwriters

10.1                                                                        During the course of the distribution of the Offered Securities to the public by or through the Underwriters, the Underwriters will, directly and through their respective U.S. affiliates, and through other investment dealers or brokers (other than the Underwriters and their affiliates) (each, a “Selling Firm”) upon the terms and conditions set out in the Supplemented Prospectus and this Agreement, offer and sell the Offered Securities to the public in the Qualifying Jurisdictions where they may be lawfully offered for sale or sold and may also offer and sell the Offered Securities in the United States. The Underwriters will comply with, and will require any Selling Firm to agree to comply with, applicable Securities Laws in connection with the offer to sell or distribution of the Offered Securities. To the extent any Offered Securities are offered in the United States through certain of the Underwriters, such Offered Securities will be so offered, either directly or indirectly, through the U.S. registered broker-dealer affiliates of such Underwriters.

10.2                                                                        The Underwriters shall use reasonable commercial efforts to complete and to cause the Selling Firms to complete the distribution of the Debentures as soon as possible after the Closing Time.

10.3                                                                        The Underwriters will notify the Corporation when, in the Underwriters’ opinion, the Underwriters and the Selling Firms have ceased distribution of the Offered Securities and, promptly after completion of the distribution and, in any event, no later than 30 days following the date on which such distribution has been completed, will provide the Corporation, in writing, with a breakdown of the number of Offered Securities distributed in each of the Qualifying Jurisdictions where that breakdown is required by the Securities Commission of that jurisdiction for the purpose of calculating fees payable to that Securities Commission.

10.4                                                                        For the purposes of this Article 10, the Underwriters shall be entitled to assume that the Offered Securities are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Final Shelf Prospectus shall have been obtained from the applicable Securities Commission following the filing of the Final Shelf Prospectus and are properly registered for offer and sale in the United States, unless otherwise notified in writing.

10.5                                                                        Notwithstanding the foregoing provisions of this Article 10, no Underwriter will be liable to the Corporation under this Agreement with respect to a default by any of the other Underwriters or Selling Firms appointed by another Underwriter, as the case may be.  However, each Underwriter shall be liable to the Corporation under this Article 10 with respect to any breach by it or a Selling Firm appointed by it of this Article 10.

10.6                                                                        The Underwriters have not offered or sold and will not offer or sell, without the Corporation’s consent, any Debentures by means of any “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act) that is required to be filed by the Underwriters with the SEC pursuant to Rule 433 under the U.S. Securities Act, other than a Permitted Free Writing Prospectus.

11.                               Representations and Warranties

11.1                                                                        The Corporation represents and warrants to the Underwriters that upon the delivery by the Corporation to the Underwriters of any Offering Document, and as of the Closing Time (and, if the Over-Allotment Option is exercised, as of the Over-Allotment Closing Time):

(a)                                 all information and statements (except information and statements furnished in writing by and relating solely to the Underwriters) contained in such Offering Document are, at the respective dates of delivery thereof to the Underwriters, and as of the Closing Time (and, if the Over-Allotment Option is exercised, as of the Over-Allotment Closing Time), true and correct in all material respects, contain no misrepresentations and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offered Securities;

(b)                                 no material fact or information has been omitted therefrom (except facts or information relating solely to any of the Underwriters) which is required to be stated or is necessary to make the statements or information contained therein not misleading in light of the circumstances in which they were made;

(c)                                  such Offering Document complies in all material respects with the requirements of the Securities Laws (except as to any exemptions that have been received therefrom).

11.2                                                                        The Corporation represents and warrants to and agrees with each of the Underwriters that:

(a)                                 the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Closing Time (and, if the Over-Allotment Option is exercised, at the Over-Allotment Closing Time) and at all times during which a prospectus is required by the U.S. Securities Act to be delivered (whether physically or through compliance with Rule 172 under the U.S. Securities Act or any similar rule) in connection with any sale of Debentures, will comply, in all material respects, with the requirements of the U.S. Securities Act and the Trust Indenture Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the U.S. Preliminary Prospectus complied, at the time it was filed with the SEC, and complies as of the date hereof, in all material respects with the requirements of the U.S. Securities Act; at no time during the period that begins on the earlier of the date of such U.S. Preliminary Prospectus and the date such U.S. Preliminary Prospectus was filed with the SEC and ends at the Closing Time did or will such U.S. Preliminary Prospectus, as then amended or supplemented, together with the term sheet included in Schedule “A-5” hereto, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the U.S. Prospectus will comply, as of its date, the date that it is filed with the SEC, the Closing Time, the Over-Allotment Closing Time, if any, and at all times during which a prospectus is required by the U.S. Securities Act to be delivered (whether physically or through compliance with Rule 172 under the U.S. Securities Act or any similar rule) in connection with any sale of Debentures, in all material respects, with the requirements of the U.S. Securities Act (including, without limitation, Section 10(a) of the U.S. Securities Act); at no time during the period that begins on the earlier of the date of the U.S. Prospectus and the date the U.S. Prospectus is filed with the SEC and ends at the later of the Closing Time, the Over-Allotment Closing Time, if any, and the end of the period during which a prospectus is required by the U.S. Securities Act to be delivered (whether physically or through compliance with Rule 172 under the U.S. Securities Act or any similar rule) in connection with any sale of Debentures did or will the U.S. Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the Closing Time or the Over-Allotment Closing Time, if any, did or will any Permitted Free Writing Prospectus (i) taken together with the U.S. Preliminary Prospectus, as then amended or supplemented, together with the term sheet included in Schedule “A-5” hereto, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Corporation makes no representation or warranty in this Section 11.2(a) with respect to any statement contained in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through RBC to the Corporation expressly for use in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus or such Permitted Free Writing Prospectus;

(b)                                 prior to the execution of this Agreement, the Corporation has not, directly or indirectly, offered or sold any Debentures by means of any “prospectus” (within the meaning of the U.S. Securities Act) or used any “prospectus” (within the meaning of the U.S. Securities Act) in connection with the offer or sale of the Debentures, in each case other than the Preliminary Prospectus Supplement, the Prospectus Supplement, the U.S. Preliminary Prospectus, the U.S. Prospectus and the Permitted Free Writing Prospectuses, if any; the Corporation has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the U.S. Securities Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the U.S. Preliminary

Prospectus or the U.S. Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the SEC (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the U.S. Securities Act, filed with the SEC), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the U.S. Preliminary Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the U.S. Securities Act, satisfies the requirements of Section 10 of the U.S. Securities Act; neither the Corporation nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the U.S. Securities Act, from using, in connection with the offer and sale of the Debentures, “free writing prospectuses” (as defined in Rule 405 under the U.S. Securities Act) pursuant to Rules 164 and 433 under the U.S. Securities Act; the Corporation is not an “ineligible issuer” (as defined in Rule 405 under the U.S. Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the U.S. Securities Act with respect to the offering of the Debentures contemplated by the Registration Statement, without taking into account any determination by the SEC pursuant to Rule 405 under the U.S. Securities Act that it is not necessary under the circumstances that the Corporation be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the U.S. Securities Act) related to the offering of the Debentures contemplated hereby is solely the property of the Corporation; and

(c)                                  the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the U.S. Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

11.3                                                                        In addition to the representations and warranties contained in Sections 11.1 and 11.2, the Corporation represents and warrants to the Underwriters as follows:

Incorporation and Organization

(a)                                 the Corporation:

(i)                                     is a corporation continued and validly existing as a corporation under the laws of the Province of British Columbia, and is up to date with respect to all of its corporate filings under those laws; and

(ii)                                  has all necessary corporate power, authority and capacity to own or lease its property and assets and to carry on its business as presently conducted and as described in the Offering Documents and to execute, deliver and to perform its obligations under each of the Material Agreements to which it is a party;

(b)                                 APLP Holdings LP is a limited partnership duly organized and validly existing under the laws of its jurisdiction of formation, and is up to date with respect to all of its filings under those laws;

(c)                                  Atlantic Power GP II.:

(i)                                     is a corporation duly formed and validly existing under the laws of its jurisdiction of formation, and is up to date with respect to all of its corporate filings under those laws; and

(ii)                                  is the only general partner of APLP Holdings LP and has all necessary corporate power and authority and all necessary power and authority under the limited partnership agreement for APLP Holdings LP, in its capacity as the general partner of APLP Holdings LP, to act as the general partner of APLP Holdings LP and to own, lease or operate the property and assets and to conduct the business of APLP Holdings LP as presently conducted and as described in the Offering Documents;

(d)                                 Atlantic LP is a limited partnership duly organized and validly existing under the laws of its jurisdiction of formation, and is up to date with respect to all of its filings under those laws;

(e)                                  Atlantic Power GP Inc.:

(i)                                     is a corporation duly formed and validly existing under the laws of its jurisdiction of formation, and is up to date with respect to all of its corporate filings under those laws; and

(ii)                                  is the only general partner of Atlantic LP and has all necessary corporate power and authority and all necessary power and authority under the amended and restated limited partnership agreement dated as of November 5, 2011 for Atlantic LP, in its capacity as the general partner of Atlantic LP, to act as the general partner of Atlantic LP and to own, lease or operate the property and assets and to conduct the business of Atlantic LP as presently conducted and as described in the Offering Documents;

(f)                                   Atlantic U.S. Holdings:

(i)                                     is a corporation duly formed and validly existing under the laws of its jurisdiction of formation, and is up to date with respect to all of its corporate filings under those laws; and

(ii)                                  has all necessary power, authority and capacity to own or lease its property and assets and to carry on its business as presently conducted and as described in the Offering Documents;

(g)                                  each of the Project Holding Group Entities (other than those covered in paragraphs (b), (c), (d), (e) and (f) of this Section 11.3) and Operated POEs and, to the knowledge of the Corporation, each of the Minority Holding Entities and Non-Operated POEs:

(i)                                     is incorporated, formed or organized and validly subsisting under the laws of its jurisdiction of incorporation, formation or organization, and is up to date with respect to all of its filings under those laws; and

(ii)                                  has all necessary power, authority and capacity to own or lease its property and assets and to carry on its business as presently conducted and as described in the Offering Documents, except where any failure to be so incorporated, formed or organized and subsisting, to have made such filings or to have such power, authority and capacity would not have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Corporation and its subsidiaries taken as a whole (“Material Adverse Effect”);

(h)                                 except for the Project Holding Group Entities, the Minority Holding Entities and the Project Operating Entities, there are no Subsidiaries of the Corporation or entities in which the

Corporation holds less than a majority interest that are, individually or in the aggregate, material to the Corporation as a whole on a consolidated basis;

Capital of the Corporation, APLP Holdings LP, Atlantic LP, Atlantic GP II, Atlantic GP and Atlantic U.S. Holdings

(i)                                     the authorized capital of the Corporation consists of an unlimited number of Common Shares of which, as at January 22, 2018, 115,211,976 Common Shares are issued and outstanding as fully paid and non-assessable Common Shares of the Corporation;

(j)                                    as at the date hereof, US$42.5 million aggregate principal amount of June 2019 Debentures are issued and outstanding and Cdn$81.0 million aggregate principal amount of December 2019 Debentures are issued and outstanding;

(k)                                 other than the rights of the Underwriters set forth herein, no Person has any right to demand filing of a prospectus or registration statement or similar document by the Corporation in any jurisdiction or registration of any security of the Corporation in any jurisdiction, and no Person will have any such right immediately following the Closing;

(l)                                     no Person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any securities of the Corporation, and no securities exchangeable or convertible into Common Shares are issued and outstanding, and no such securities will be issued and outstanding immediately following the Closing Time, other than: (i) awards and Common Shares issuable pursuant to the LTIP, (ii) the June 2019 Debentures and the Common Shares issuable pursuant to the terms thereof; (iii) the December 2019 Debentures and the Common Shares issuable pursuant to the terms thereof; (iv) rights issued under the Shareholder Rights Plan; and (v) the Debentures issuable hereunder and the Over-Allotment Option;

(m)                             all of the outstanding shares in the capital stock of Atlantic GP II have been duly and properly issued and are outstanding as fully paid shares owned by the Corporation, and all of the outstanding shares in the capital stock of Atlantic U.S. Holdings have been duly and properly issued and are outstanding as fully paid shares owned by indirectly by the Corporation through APLP Holdings LP, Atlantic LP and Atlantic Power Preferred Equity Ltd.;

(n)                                 all of the outstanding partnership units of APLP Holdings LP have been duly and properly issued, and are owned by Atlantic Power GP II and the Corporation;

(o)                                 all of the outstanding shares in the capital of Atlantic Power GP (i) have been duly and properly issued, in the case of shares issued subsequent to the CPILP Acquisition, (ii) to the knowledge of the Corporation, have been duly and properly issued, in the case of shares issued prior to the CPILP Acquisition, and (iii) are outstanding as fully paid shares owned by APLP Holdings LP;

(p)                                 all of the outstanding partnership units of Atlantic LP (i) have been duly and properly issued, in the case of partnership units issued subsequent to the CPILP Acquisition, (ii) to the knowledge of the Corporation, have been duly and properly issued, in the case of partnership units issued prior to the CPILP Acquisition, and (iii) are owned by Atlantic Power GP Inc. and APLP Holdings LP;

(q)                                 all of the outstanding common shares in the capital of Atlantic Power Preferred Equity Ltd. (i) have been duly and properly issued, in the case of shares issued subsequent to the CPILP Acquisition, (ii) to the knowledge of the Corporation, have been duly and properly issued, in the case of shares issued prior to the CPILP Acquisition, (iii) are outstanding as fully paid shares owned by Atlantic LP; and the only preferred shares of Atlantic Power Preferred Equity Ltd. that are outstanding as of the date hereof are 4,750,000 Cumulative Redeemable Preferred Shares, Series 1, 2,338,094 Cumulative Rate Reset Preferred Shares, Series 2 and 1,661,906 Cumulative Floating Rate Preferred Shares, Series 3;

(r)                                    the Intercompany Notes have been issued to and are held by the Corporation;

(s)                                   no securities exchangeable or convertible into shares in the capital stock, or partnership units in the case of APLP Holdings LP and Atlantic LP, of any of Atlantic GP II, Atlantic GP, APLP Holdings LP, Atlantic LP or Atlantic U.S. Holdings are issued and outstanding and no Person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any such shares or partnership units;

(t)                                    the attributes of the Common Shares conform in all material respects with the descriptions thereof in the Offering Documents and, upon their issuance, the attributes of the Debentures will conform in all material respects with the descriptions thereof in the Offering Documents;

(u)                                 upon issue of the Offered Securities by the Corporation in accordance with this Agreement:

(i)                                     the Debentures issuable hereunder will be validly issued and will be outstanding as fully paid Debentures; and

(ii)                                  the Common Shares initially issuable upon conversion of the Debentures (including in the event of a cash change of control as described in the Prospectus Supplement and the U.S. Prospectus) will be validly authorized and reserved by the Corporation and upon conversion of the Debentures in accordance with the terms of the Indenture and the Seventh Supplement, such Common Shares will be validly issued and will be outstanding as fully paid and non-assessable Common Shares;

(v)                                 the form and terms of the certificates for the Common Shares comply with the requirements of the Business Corporations Act (British Columbia), the TSX and the NYSE;

(w)                               as at the Closing Time, the form and terms of the certificates for the Debentures will be approved and adopted by the Directors of the Corporation and will comply with the requirements of the TSX, if applicable;

(x)                                 the Transfer Agent, at its principal office in Toronto, Ontario, has been duly appointed as transfer agent and registrar for the Common Shares;

(y)                                 the Canadian Debenture Trustee, at its principal office in Toronto, Ontario, will have been, at the Closing Time, duly appointed as Canadian trustee in respect of the Debentures;

(z)                                  the U.S. Debenture Trustee, at its principal office in Golden, Colorado, will have been, at the Closing Time, duly appointed as U.S. trustee in respect of the Debentures;

The Prospectus and Related Matters

(aa)                          each of the Final Shelf Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the U.S. Preliminary Prospectus, the U.S. Prospectus and the Free Writing Prospectuses, and the filing of the Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus, the U.S. Prospectus and the Free Writing Prospectuses with the Securities

Commissions or the SEC, as the case may be,  and the execution and filing of each of the Final Shelf Prospectus and the Prospectus Supplement with the Securities Commissions have been duly approved and authorized by all necessary action by the Corporation, and (i) the Final Shelf Prospectus has been duly executed by and on behalf of the Corporation and (ii) the Prospectus Supplement, prior to filing has been or will be duly executed by and on behalf of the Corporation;

(bb)                          the Common Shares are listed and posted for trading on the TSX and are duly listed, and admitted and authorized for trading, on the NYSE;

(cc)                            except as provided herein, there is no Person that is entitled to any brokerage or finder’s fee or agent’s commission in connection with the Material Agreements or any of the transactions contemplated thereunder;

(dd)                          the Corporation is a reporting issuer or the equivalent thereof in each Qualifying Jurisdiction where such concept exists and is not in default under the Securities Laws of any Qualifying Jurisdiction;

(ee)                            the Corporation is, and will at the Closing Time be, an Eligible Issuer;

(ff)                              the Corporation is in compliance with its continuous disclosure obligations under Securities Laws of each of the Qualifying Jurisdictions, the Corporation has filed all documents required to be filed by it under the Exchange Act in compliance in all material respects with the Exchange Act, and, without limiting the generality of the foregoing, there has not occurred any material change in the business, operations, assets, liabilities, capital, cash flow or condition (financial or otherwise) of the Corporation on a consolidated basis since December 31, 2016, which has not been publicly disclosed in a filing made in accordance with Securities Laws;

(gg)                            the Corporation is eligible to file the Final Shelf Prospectus and the Prospectus Supplement under the Shelf Procedures in each of the Qualifying Jurisdictions, the Corporation has fulfilled all requirements to be fulfilled by the Corporation, including the filing of the documents and all other continuous disclosure materials required to be filed pursuant to applicable Securities Laws, but excluding the preparation and filing of the Prospectus Supplement, to enable the Offered Securities to be offered for sale and sold to the public in all Qualifying Jurisdictions through registrants who have complied with the relevant provisions of applicable Securities Laws;

(hh)                          the Corporation has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act and applicable Canadian Securities Laws) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act and applicable Canadian Securities Laws); such disclosure controls and procedures are designed to ensure that material information relating to the Corporation, including its consolidated subsidiaries, is made known to the Corporation’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Corporation’s independent registered public accountants and the Audit Committee of the board of directors of the Corporation have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Corporation’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-

02(a)(4) of Regulation S-X under the U.S. Securities Act and applicable Canadian Securities Laws) of the Corporation, if any, have been identified to the Corporation’s independent registered public accountants and any material weaknesses are disclosed in the Offering Documents; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Corporation have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC, and applicable Canadian Securities Laws, and the statements contained in each such certification are complete and correct; the Corporation, its subsidiaries and the Corporation’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the NYSE promulgated thereunder;

(ii)                                  the financial statements of the Corporation included or incorporated by reference in the Offering Documents, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Corporation and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity (where applicable) of the Corporation and its subsidiaries for the periods specified and have been prepared in compliance with the requirements of the U.S. Securities Act, the Exchange Act and applicable Canadian Securities Laws and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved;  the other financial and statistical data contained in the Offering Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Corporation; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Offering Documents that are not included or incorporated by reference as required;  the Corporation and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Offering Documents;  and all disclosures contained or incorporated by reference in the Offering Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC and under applicable Canadian Securities Laws) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the U.S. Securities Act and applicable Canadian Securities Laws, to the extent applicable

(jj)                                the statements in the Offering Documents regarding U.S. federal and state and Canadian federal and provincial energy regulatory matters, insofar as such statements constitute summaries of matters of law or regulation or legal conclusions with respect thereto, are accurate summaries of the matters described therein in all material respects;

(kk)                          no order, ruling or determination ceasing or suspending trading in the securities of the Corporation, prohibiting the sale of such securities or preventing or suspending the use of the Final Shelf Prospectus or the Prospectus Supplement has been issued and, to the knowledge of the Corporation, no investigations or proceedings for such purposes are pending or threatened;

(ll)                                  the Corporation has not completed a “significant acquisition” (as defined under applicable Canadian Securities Laws) or filed or been required to file a Business Acquisition Report since January 1, 2016 and no proposed acquisition that would be a significant acquisition (as so defined) by the Corporation has progressed to a state where a reasonable person would believe that the likelihood of the Corporation completing the acquisition is high;

Material Agreements

(mm)                  the execution and delivery by the Corporation of this Agreement and each of the other Material Agreements to which it is a party, and the performance by the Corporation of its obligations hereunder and thereunder and the consummation by the Corporation of the transactions contemplated herein and therein, including the grant of the Over-Allotment Option and the issuance, sale and delivery of the Offered Securities, has been or, as the case may be, will be at the Closing Time duly authorized, and this Agreement and such other Material Agreements have been, or will be at the Closing Time, be executed and delivered by the Corporation and is, or will be at the Closing Time, a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies;

(nn)                          except for approvals, authorizations, consents, orders or filings that have been obtained or made or will be obtained or made prior to the time of purchase of the Offered Securities, no approval, authorization, consent or order of or filing with any federal, provincial, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the TSX as to the listing of the Debentures and Common Shares initially issuable upon conversion of the Debentures or the NYSE as to the listing of the Common Shares initially issuable upon conversion of the Debentures), or approval of the shareholders of the Corporation, or approval or consent under the Credit Facility, is required in connection with the issuance and sale of the Debentures or the consummation by the Corporation of the transactions contemplated hereby, other than (i) filing of the Final Shelf Prospectus and obtaining a receipt therefor from the Securities Commissions, which has occurred, (ii) registration of the Debentures and the Common Shares initially issuable upon the due conversion thereof under the U.S. Securities Act, which has been effected under the U.S. Securities Act, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Debentures are being offered by the Underwriters or (iv) under the Conduct Rules of FINRA;

(oo)                          neither the execution and the delivery of this Agreement and each of the other Material Agreements to which the Corporation is a party, nor the consummation of the transactions contemplated hereby and thereby, including the intended use of proceeds of the Offering, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling or other restriction of any Governmental Entity to which it is subject, or any provision of the Corporation’s organizational documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under the Indenture, the indenture governing the Atlantic LP Notes or the Credit Facility, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Corporation is a party or by which it is bound or to which any of its assets is subject except such conflicts, breaches, defaults, accelerations, modifications, cancellations or notices as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, or (iv) result in the imposition or creation of any Lien upon or with respect to the shares, membership interests, partnership interests or other equity securities of the Corporation in a Project Holding Group Entity, Minority Holding Entity or Project Operating Entity;

General Matters

(pp)                          all of the outstanding shares, membership interests, partnership interests or other equity interests of each Project Holding Group Entity (other than APLP Holdings LP, Atlantic GP II and Atlantic U.S. Holdings) are legally and beneficially owned, directly or indirectly, by APLP Holdings LP, Atlantic LP or Atlantic U.S. Holdings or another Project Holding Group Entity, free and clear of all liens, mortgages, charges, pledges, encumbrances or other security interests other than security interests disclosed in the Supplemented Prospectus or security interests the existence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, and have been duly authorized and validly issued and no Person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any such shares, membership interests, partnership interests or other equity interests;

(qq)                          one or more Project Holding Group Entities or Minority Holding Entities, together, owns the percentage of shares, membership interests or partnership interests or is entitled to the share of cash flow in or from the Project Operating Entities set forth in the Supplemented Prospectus free and clear of all liens, mortgages, charges, pledges, encumbrances or other security interests other than security interests disclosed in the Supplemented Prospectus or security interests the existence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, and such shares, membership interests or partnership interests have been duly authorized and validly issued and no Person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any such shares, membership interests or partnership interests except for rights of first offer, rights of first refusal, rights of first negotiation and similar restrictions on transfer with respect to the Minority Holding Entities;

(rr)                                except as disclosed in the Offering Documents, none of the Corporation, any Project Holding Group Entity or any Operated POE or, to the knowledge of the Corporation, any Minority Holding Entity or Non-Operated POE, has entered into any agreement of any nature to acquire, directly or indirectly, any securities (other than in connection with investments of project working capital), or other equity or proprietary interest in, any Person;

(ss)                              except as disclosed in the Offering Documents, to the knowledge of the Corporation, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the issued and outstanding securities of the Corporation;

(tt)                                except as disclosed in the Offering Documents, to the knowledge of the Corporation, none of the Directors or officers of any of the Corporation, nor any Person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation or securities of any Person exchangeable for more than 10% of any class of securities of the Corporation, or any associate or affiliate of the foregoing, respectively, has or, to the knowledge of the Corporation, intends to have, any interest, direct or indirect, in any transaction or any proposed transaction with the Corporation which materially affects, is material to or will materially affect the Corporation and its subsidiaries taken as a whole;

(uu)                          except as disclosed in the Offering Documents, there are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Corporation, threatened against or affecting the Corporation, any Project Holding Group Entity or any Operated POE or, to the knowledge of the Corporation, any Minority Holding Entity or Non-Operated POE, at law or in equity, before any court, arbitrator or any federal, provincial, state, municipal, county or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way, individually or in the aggregate, have a Material Adverse Effect, or which questions the validity of the issuance, sale and delivery of the Offered Securities or any action taken or to be taken by the Corporation pursuant to or in connection with this Agreement or any of the Material Agreements;

(vv)                          except as disclosed in the Offering Documents, no default exists under and no event has occurred or, to the knowledge of the Corporation has been threatened, which after notice or lapse of time or both, or otherwise, would constitute a default under or breach of, by the Corporation, APLP Holdings LP, Atlantic GP II, Atlantic LP, Atlantic GP or Atlantic U.S. Holdings or, to the knowledge of the Corporation, any other Person, any obligation, agreement, covenant or condition contained in any material contract, indenture, trust, deed, mortgage, loan agreement, note, lease, licence or other material agreement or instrument (including, without limitation, the Indenture, the indenture governing the Atlantic LP Notes, the Credit Facility and any Material Agreement) to which the Corporation, any Project Holding Group Entity, any Operated POE or, to the knowledge of the Corporation, any Minority Holding Entity or Non-Operated POE is, or will be at the Closing Time, a party or by which any of them or any of their respective properties may be bound, except such defaults or breaches which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

(ww)                      each of the Corporation and each Project Holding Group Entity and, to the knowledge of the Corporation, each Minority Holding Entity has conducted and is conducting its activities in compliance with all applicable laws (including, without limitation, the Public Utility Holding Company Act of 2005 and the Federal Power Act and related regulations and orders), except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xx)                          the Corporation, each of the Project Holding Group Entities and each Operated POE and, to the knowledge of the Corporation, each of the Minority Holding Entities and Non-Operated POEs has filed all federal, state, provincial, territorial, local and foreign tax returns that are required to be filed by it, and has paid all taxes required to be paid by it and any other assessment, reassessment, fine, interest or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, reassessment, fine, interest or penalty that is currently being contested in good faith by appropriate proceedings, and except where the failure so to file or pay would not have, individually or in the aggregate, a Material Adverse Effect;

(yy)                          except as disclosed in the Offering Documents, neither the Canada Revenue Agency, the U.S. Internal Revenue Service nor any other taxation authority, foreign or domestic, has asserted or, to the knowledge of the Corporation, threatened to assert any assessment, reassessment, claim or liability for taxes due or to become due of, and no audits, objections, appeals, suits, investigations or other proceedings are ongoing or, to the knowledge of the Corporation, pending in respect of the taxes of, the Corporation or any of the Project Holding Group Entities or any Operated POE or, to the knowledge of the Corporation, any of the Minority Holding Entities or Non-Operated POEs (including, without limitation, any predecessor entities), except for any assessments, claims, liabilities, audits, objections, appeals, suits, investigations or other proceedings which, if determined adversely, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(zz)                            the Corporation is not, and at no time during which a prospectus is required by the U.S. Securities Act to be delivered (whether physically or through compliance with Rule 172 under the U.S. Securities Act or any similar rule) in connection with any sale of Debentures will the Corporation, and, after giving effect to the offering and sale of the Debentures and the application of the proceeds thereof, the Corporation will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended;

Operations of the Projects

(aaa)                   except as disclosed in the Offering Documents with respect to the Naval Station, Naval Training Center and North Island Projects, each Operated POE and, to the knowledge of the Corporation, each Non-Operated POE owns, leases or otherwise has the right to use all real property, including all fixtures and improvements situated thereon, and owns, leases or otherwise has the right to use all equipment and personal property, tangible and intangible, in each case which is used in the day to day operations of the business of such entity and which is necessary to conduct the business of the related Project in the manner in which it is presently conducted, except where the failure to so own, lease or have the right to use would not have, individually or in the aggregate, a Material Adverse Effect;

(bbb)                   each Operated POE and, to the knowledge of the Corporation, each Non-Operated POE possesses or has the right to use all assets, permits, licenses, trademarks, patents, franchises and other rights necessary to conduct its business as currently conducted, except where the failure to so possess or have the right to use would not have, individually or in the aggregate, a Material Adverse Effect;

(ccc)                      except as disclosed in the Offering Documents, each material agreement relating to an Operated POE or the related Project or, to the knowledge of the Corporation, a Non-Operated POE or the related Project (i) constitutes a legal, valid and binding obligation of the applicable Project Operating Entity subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies; and, to the knowledge of the Corporation, each other party thereto, and (ii) is in full force and effect, except where failure to have such status would not have, individually or in the aggregate, a Material Adverse Effect.  Except as disclosed in the Offering Documents, there is no default or event which, with notice or lapse of time or both, would constitute a default under a material agreement relating to an Operated POE or the related Project or, to the knowledge of the Corporation, a Non-Operated POE or the related Project, on the part of the applicable Project Operating Entity or, to the knowledge of the Corporation, on the part of the other parties thereto other than such defaults or events which would not have, individually or in the aggregate, a Material Adverse Effect.  Except as disclosed in the Offering Documents, no party to any material agreement of an Operated POE or the related Project or, to the knowledge of the Corporation, a Non-Operated POE or the related Project has delivered any notice to a Project Operating Entity alleging that such Project Operating Entity is in default under any agreement, except for any such default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ddd)                   the Projects operated by Operated POEs and, to the knowledge of the Corporation, the Projects operated by Non-Operated POEs maintain insurance covering customary risks and in prudent amounts in relation to their operations, and each of such insurance policies related to a Project is in full force and effect and no notice of termination or cancellation of any such policy has been received by the applicable Project Operating Entity, except where the failure to maintain such insurance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(eee)                      except as disclosed in the Offering Documents, each Operated POE and, to the knowledge of the Corporation, each Non-Operated POE has all governmental permits, licenses, certifications and authorizations (including permits, licenses, certifications and authorizations of the United States Federal Energy Regulatory Commission) necessary for the conduct of its business in all material respects as presently conducted and as disclosed in the Public Disclosure Documents and is in compliance with the terms of each such permit, license, certification or authorization, except to the extent that any such non-compliance would not have, individually or in the aggregate, a Material Adverse Effect;

(fff)                         except as disclosed in the Offering Documents, there is no action, suit or proceeding pending or, to the knowledge of the Corporation, threatened, against any Operated POE or the related Project or, to the knowledge of the Corporation, any Non-Operated POE or the related Project, or properties or rights of any Operated POE or the related Project or, to the knowledge of the Corporation, any Non-Operated POE or the related Project, the adverse determination of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ggg)                      each Operated POE and, to the knowledge of the Corporation, each Non-Operated POE is in compliance with environmental, health and safety laws, except for such non-compliance as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.  No Operated POE or, to the knowledge of the Corporation, Non-Operated POE has received any written notice, report or other information regarding any actual or alleged violation of environmental, health and safety laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Projects, the subject of which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.  No Operated POE or, to the knowledge of the Corporation, Non-Operated POE has any liability in connection with the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, emission, release, threatened release, control or clean-up of any hazardous materials, except for such liabilities as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

(hhh)                   except as disclosed in the Offering Documents, (i) each Operated POE and, to the knowledge of the Corporation, each Non-Operated POE is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) no labor strike, slow down or stoppage is actually pending or, to the knowledge of the Corporation, threatened by any representative of any union or other representation of employees against or affecting an Operated POE or related Projects or, to the knowledge of the Corporation, a Non-Operated POE or related Projects, (iii) no Operated POE or, to the knowledge of the Corporation, Non-Operated POE has experienced any work stoppage since January 1, 2013, and (iv) each Operated POE and, to the knowledge of the Corporation, each Non-Operated POE is in compliance in all material respects with the terms of, and all applicable laws relating to, any employee benefit plans maintained by such party;

(iii)                               each Operated POE and, to the knowledge of the Corporation, each Non-Operated POE has conducted and is conducting its activities in compliance with all applicable laws (including without limitation the Public Utility Holding Company Act of 2005 and the Federal Power Act and related regulations and orders), except where the failure to comply would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

Other

(jjj)                            the Corporation has determined that KPMG LLP (New York), whose reports on the consolidated financial statements of the Corporation are incorporated by reference in the Offering Documents, are independent registered public accountants as required by the U.S.

Securities Act and by the rules of the Public Company Accounting Oversight Board and applicable Canadian Securities Laws;

(kkk)                   subsequent to the respective dates as of which information is given in the Offering Documents, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, properties, management, financial condition or results of operations of the Corporation and its subsidiaries taken as a whole, (ii) except as specifically disclosed in the  Offering Documents (excluding any amendments or supplements after the execution of this Agreement), any transaction which is material (within the meaning of the U.S. Securities Act) to the Corporation and its subsidiaries taken as a whole, (iii) except as specifically disclosed in the Offering Documents (excluding any amendments or supplements after the execution of this Agreement), any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Corporation or any of the Project Holding Group Entities or Project Operating Entities, which is material (within the meaning of the U.S. Securities Act) to the Corporation and its subsidiaries taken as a whole, (iv) except as specifically disclosed in the Offering Documents (excluding any amendments or supplements after the execution of this Agreement), any change in the capital or increase in the outstanding indebtedness of the Corporation  or any of the Project Holding Group Entities or Project Operating Entities or (v) except as specifically disclosed in the Offering Documents (excluding any amendments or supplements after the execution of this Agreement), any dividend or distribution of any kind declared, paid or made on the capital of the Corporation;

(lll)                               the Corporation has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit “A” hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act);

(mmm)       no “forward-looking statement” or “forward-looking information” (within the meaning of Section 27A of the U.S. Securities Act or Section 21E of the Exchange Act or applicable Canadian Securities Laws) contained in the Offering Documents has been made or reaffirmed without a reasonable basis or not in good faith;

(nnn)                   all statistical or market-related data included in the Offering Documents are based on or derived from sources that the Corporation reasonably believes to be reliable and accurate, and the Corporation has obtained the written consent to the use of such data from such sources to the extent required;

(ooo)                   neither the Corporation nor any of the Project Holding Group Entities or Project Operating Entities nor, to the knowledge of the Corporation, any director, officer, agent, employee or controlled affiliate of the Corporation or any of the Project Holding Group Entities or Project Operating Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the Corruption of Foreign Public Officials Act (Canada); and the Corporation, any of the Project Holding Group Entities or Project Operating Entities and, to the knowledge of the Corporation, its controlled affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(ppp)                   the operations of the Corporation, the Project Holding Group Entities and Project Operating Entities are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money

Laundering) and Terrorist Financing Act (Canada) and the applicable money laundering statutes of the jurisdictions where the Corporation, the Project Holding Group Entities and the Project Operating Entities conduct business and, to the knowledge of the Corporation, any other applicable jurisdiction, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Corporation or any of the Project Holding Group Entities or Project Operating Entities with respect to the Money Laundering Laws is pending or, to the Corporation’s knowledge, threatened;

(qqq)                   neither the Corporation nor any of the Project Holding Group Entities and Project Operating Entities nor, to the knowledge of the Corporation, any director or officer of the Corporation or any of the Project Holding Group Entities and Project Operating Entities is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Corporation will not, directly or indirectly, use the proceeds of the offering of the Debentures contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Project, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department in a manner that will result in any party to this Agreement violating or becoming the target of such sanctions;

(rrr)                            no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Corporation, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Corporation any loans or advances to such Subsidiary from the Corporation or from transferring any of such Subsidiary’s property or assets to the Corporation or any other Subsidiary of the Corporation, except as described in the Offering Documents;

(sss)                         the Corporation has not received any notice from the NYSE regarding the delisting of the Common Shares from the NYSE; the Corporation has not received any notice from the TSX regarding the delisting of the Common Shares from the TSX; and

(ttt)                            neither the Corporation nor any of the subsidiaries nor any of their respective directors, officers, or controlled affiliates has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Debentures.

12.                               Material Change

12.1                                                                        The Corporation will promptly inform the Underwriters in writing during the period prior to the completion of the distribution of the Offered Securities of the full particulars of:

(a)                                 any change (actual, anticipated, contemplated or, to the knowledge of the Corporation, threatened) in the assets, liabilities (contingent or otherwise), business, affairs, operations or capital of the Corporation or any of the Project Holding Group Entities or Project Operating Entities; or

(b)                                 any change in any matter referred to in any Offering Document (other than any matter relating solely to any of the Underwriters); or

(c)                                  any other fact, event or circumstance, which would have been required to have been stated in the Final Shelf Prospectus, the Prospectus Supplement or any Supplemental Material had that fact or change arisen or been discovered on, or prior to, the date of any of the Final Shelf Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement or any Supplemental Material,

which is, or may be, of such a nature as to render any of the Offering Documents or any statement therein untrue or misleading in any material respect or which would result in any of the Offering Documents containing a misrepresentation or which would result in any of the Offering Documents not complying with any of the Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Offered Securities.

12.2                                                                        The Corporation will promptly comply with all applicable filing and other requirements under the Securities Laws arising as a result of any change, fact, event or circumstance referred to in Section 12.1 and the Corporation will prepare and the Corporation will file under all applicable Securities Laws, as promptly as possible, and in any event within any time limit prescribed under applicable Securities Laws, any Supplemental Material as may be required under applicable Securities Laws or which, in the opinion of both the Underwriters and the Corporation, acting reasonably, may be advisable; provided that the Corporation shall allow the Underwriters and their counsel to participate fully in the preparation of any Supplemental Material and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfil their obligations as underwriters and in order to enable the Underwriters to execute responsibly any certificate required to be executed by them in any Supplemental Material and the Underwriters shall have approved the form of any Supplemental Material, such approval not to be unreasonably withheld and to be provided in a timely manner, and the Corporation will otherwise comply with all legal requirements necessary to continue to qualify the Offered Securities for distribution in each of the Qualifying Jurisdictions.

12.3                                                                        In addition to the provisions of Sections 12.1 and 12.2, the Corporation will, in good faith, discuss with the Underwriters any fact, change, event or circumstance (actual, anticipated, contemplated or threatened) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Underwriters under Section 12.1 and will consult with the Underwriters with respect to the form and content of any Supplemental Material proposed to be filed by the Corporation.

13.                               Covenants of the Corporation

13.1                                                                        The Corporation covenants and agrees with the Underwriters that it:

(a)                                 will advise the Underwriters, promptly after receiving notice thereof, of the time when the Preliminary Prospectus Supplement, the Prospectus Supplement and any Supplemental Material has been filed and will provide evidence satisfactory to the Underwriters of each filing;

(b)                                 will advise the Underwriters, promptly after receiving notice or obtaining knowledge of: (i) the issuance by any Securities Commission, the TSX, the NYSE, the SEC or any other competent authority of any order suspending or preventing the use of any of the Offering Documents or trading of any securities of the Corporation; (ii) the suspension of the qualification of the Offered Securities for offering or sale in any of the Qualifying Jurisdictions or in the United States; and (iii) the institution, threatening or contemplation of any proceeding for any of those purposes; and will use its reasonable commercial efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly;

(c)                                  will advise the Underwriters, promptly after receiving notice of or obtaining knowledge of any request made by any Securities Commission or the SEC to amend or supplement any of the Offering Documents or provide any additional information;

(d)                                 will apply the net proceeds from the issue and sale of the Offered Securities in accordance with the disclosure set out under the heading “Use of Proceeds” in the Prospectus Supplement;

(e)                                  will not, without prior consultation with RBC, on behalf of the Underwriters, during the period commencing on the date hereof and expiring on the completion of the distribution to the public of the Offered Securities, issue any press release; and

(f)                                   will make available management personnel of the Corporation to provide such assistance in marketing the Offering as the Underwriters may reasonably request.

13.2                                                                        The Corporation further covenants and agrees with the Underwriters:

(a)                                 in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the U.S. Securities Act or any similar rule), in connection with the sale of the Debentures, a prospectus after the nine-month period referred to in Section 10(a)(3) of the U.S. Securities Act, to prepare, at the Corporation’s expense, promptly upon request such amendment or amendments to the Registration Statement and the U.S. Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the U.S. Securities Act;

(b)                                 if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the SEC and become effective before the Debentures may be sold, the Corporation will use its best efforts to cause such post-effective amendment to be filed and become effective, and will pay any applicable fees in accordance with the U.S. Securities Act, as soon as possible; and the Corporation will advise RBC promptly and, if requested by RBC, will confirm such advice in writing, (i) when such post-effective amendment has become effective, and (ii) when any related U.S. Prospectus is filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act (which the Corporation agrees to file in a timely manner in accordance with such rules);

(c)                                  to advise RBC promptly, confirming such advice in writing, of any request by the SEC for amendments or supplements to the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the SEC should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise RBC promptly of any proposal to amend or supplement the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus, and to provide RBC and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which RBC shall object in writing;

(d)                                 subject to Section 13.2(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Corporation with the SEC in order to comply with the Exchange Act for so long as a prospectus is required by the U.S. Securities Act to be delivered (whether physically or through compliance with Rule 172 under the U.S. Securities Act or any similar rule) in connection with any sale of Debentures; and to provide RBC, for its review and comment, with a copy of such reports and statements and other documents to be filed by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which RBC shall have reasonably objected in writing; and to promptly notify RBC of such filing;

(e)                                  to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the U.S. Securities Act to be delivered (whether physically or through compliance with Rule 172 under the U.S. Securities Act or any similar rule) in connection with any sale of Debentures, which event could require the making of any change in the U.S. Prospectus then being used so that the U.S. Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the U.S. Prospectus to cause the U.S. Prospectus to comply with the requirements of the U.S. Securities Act, and, in each case, during such time, subject to Section 13.2(c) hereof, to prepare and furnish, at the Corporation’s expense, to the Underwriters promptly such amendments or supplements to such U.S. Prospectus as may be necessary to reflect any such change or to effect such compliance;

(f)                                   to make generally available to its security holders, and to deliver to RBC, an earnings statement of the Corporation (which will satisfy the provisions of Section 11(a) of the U.S. Securities Act including by reason of Rule 158 thereunder) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the U.S. Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than March 30, 2019;

(g)                                  to furnish to RBC copies of the Registration Statement, as initially filed with the SEC, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing, as may reasonably be requested (other than exhibits) for distribution of a copy to each of the other Underwriters;

(h)                                 if immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Corporation will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to RBC and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Corporation will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the then expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement;

(i)                                     to comply with Rule 433(d) under the U.S. Securities Act (without reliance on Rule 164(b) under the U.S. Securities Act) and with Rule 433(g) under the U.S. Securities Act; and

(j)                                    not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Debentures by means of any “prospectus” (within the meaning of the U.S. Securities Act), or use any “prospectus” (within the meaning of the U.S. Securities Act) in connection with the offer or sale of the Debentures, in each case other than the Supplemented Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus or any Permitted Free Writing Prospectus.

14.                               Conditions of Closing

14.1                                                                        The Underwriters’ obligations under this Agreement shall be subject to the following conditions being fulfilled which are for the exclusive benefit of the Underwriters, any of which may be waived, in whole or in part, by the Underwriters, in their sole discretion, pursuant to Section 15.2 hereof:

(a)                                 The Corporation shall furnish to the Underwriters (i) at the Closing Time, and, if the Over-Allotment Option is exercised, at the Over-Allotment Closing Time, an opinion and letter of Cleary Gottlieb Steen & Hamilton LLP, special United States counsel for the Corporation, addressed to the Underwriters, and dated the Closing Date or such Over-Allotment Closing Date, as applicable, with executed or reproduced copies for each Underwriter, and in form and substance reasonably satisfactory to the Underwriters, in substantially the form of the respective opinion and letter set forth in Exhibit B hereto, and (ii) at the Closing Time, and, if the Over-Allotment Option is exercised, at the Over-Allotment Closing Time, an opinion of Goodmans LLP, Canadian counsel for the Corporation, addressed to the Underwriters, and dated the Closing Date or such Over-Allotment Closing Date, as applicable, with executed or reproduced copies for each Underwriter, and in form and substance reasonably satisfactory to the Underwriters, in substantially the form set forth in Exhibit C hereto, provided that Goodmans LLP in turn may rely upon or deliver the opinions of local counsel where it deems such reliance or delivery proper as to the laws other than those of the Province of Ontario and the federal laws of Canada applicable therein;

(b)                                 the Underwriters shall have received (i) a legal opinion, dated as of the Closing Date and, if the Over-Allotment Option is exercised, dated as of such Over-Allotment Closing Date, and addressed to the Underwriters, from Blake, Cassels & Graydon LLP, Canadian counsel to the Underwriters, with respect to such matters as the Underwriters may reasonably request, and (ii) a letter, dated as of the Closing Date and, if the Over-Allotment Option is exercised, dated as of such Over-Allotment Closing Date, and addressed to the Underwriters, from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to the Underwriters, with respect to the Registration Statement, the U.S. Preliminary Prospectus together with any Permitted Free Writing Prospectus, and the U.S. Prospectus, in each case of (i) and (ii), in form and content to the reasonable satisfaction of the Underwriters;

(c)                                  the Underwriters will have received certificates dated the Closing Date, and, if the Over-Allotment Option is exercised, dated the Over-Allotment Closing Date, signed by those senior officers of the Corporation as may be acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to all such matters as the Underwriters may reasonably request, including the following:

(i)                                     the constituent documents of the Corporation;

(ii)                                  the resolutions of the Directors of the Corporation relevant to the approval of the Final Shelf Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement and the signing (as applicable) and filing thereof, the allotment, issue and sale of the Offered Securities and the authorization of this Agreement and the other agreements and transactions contemplated by this Agreement and each of the Material Agreements; and

(iii)                               the incumbency and signatures of signing officers of the Corporation;

(d)                                 the Underwriters shall have received at the Closing Time and, if the Over-Allotment Option is exercised, at the Over-Allotment Closing Time, a certificate dated the Closing Date, and, if the Over-Allotment Option is exercised, dated the Over-Allotment Closing Date, as applicable, addressed to the Underwriters and signed by two senior officers of the Corporation, certifying for and on behalf of the Corporation, after having made due inquiry, to those matters as the Underwriters may reasonably request, including to the effect that:

(i)                                     subsequent to the respective dates as at which information is given in the Supplemented Prospectus or any Supplemental Material there has been no material change (actual, anticipated, contemplated or, to the knowledge of the Corporation, threatened, whether financial or otherwise) to the business, operations, assets, liabilities, capital, cash flow or condition (financial or otherwise) of the Corporation or any Project Holding Group Entity or Operated POE or, to the knowledge of the Corporation, any Minority Holding Entity or Non-Operated POE, and none of the Corporation, any Project Holding Group Entity or Operated POE or, to the knowledge of the Corporation, any Minority Holding Entity or Non-Operated POE, has entered into any transaction out of the ordinary course of business which is material to the Corporation other than as disclosed in the Supplemented Prospectus or any Supplemental Material;

(ii)                                  there are no actions, suits, proceedings or inquiries pending or to the knowledge of the Corporation, threatened against or affecting the Corporation, any Project Holding Group Entity or Operated POE or, to the knowledge of the Corporation, any Minority Holding Entity or Non-Operated POE at law or in equity or before or by any federal, provincial, state, municipal, county or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the Corporation or any of the transactions contemplated by this Agreement and the other Material Agreements;

(iii)                               no order, ruling or determination having the effect of ceasing or suspending trading in the Offered Securities or any other securities of the Corporation or prohibiting the sale of the Offered Securities has been issued, no proceedings for such purpose have been instituted and, to the best of its knowledge, information and belief, no proceedings for such purpose are pending or threatened;

(iv)                              the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied up to the Closing Time (or the Over-Allotment Closing Time, as applicable); and

(v)                                 the representations and warranties of the Corporation contained in this Agreement are true and correct as of the Closing Time (or the Over-Allotment Closing Time, as applicable) with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Closing Time, as applicable) (except in respect of any representations and warranties that are made as of a specified date, in which case they will be true and correct only as at that date) after giving effect to the transactions contemplated by this Agreement.

(e)                                  RBC, on behalf of the Underwriters, shall have received each of the signed Lock-Up Agreements referred to in Section 11.3(lll) hereof, and each such Lock-Up Agreement shall be in full force and effect at the Closing Time (or the Over-Allotment Closing Time, as applicable);

(f)                                   the Underwriters shall have received at the Closing Time and, if the Over-Allotment Option is exercised, at the Over-Allotment Closing Time, a “bring-down” comfort letter or letters dated as of the Closing Date and, if the Over-Allotment Option is exercised, dated the Over-Allotment Closing Date, addressed to the Underwriters from KPMG LLP (New York) substantially in the form requested by the Underwriters, acting reasonably, updating the comfort letter or letters to be delivered to the Underwriters by KPMG LLP (New York) pursuant to Article 7, provided that such letter may be based on a review by KPMG LLP (New York) having a cut-off date not more than two business days prior to the Closing Date or the Over-Allotment Closing Date, as applicable;

(g)                                  each of the Material Agreements shall have been duly executed and delivered and the form and terms of each of the Material Agreements shall be satisfactory to the Underwriters acting reasonably, and consistent in all material respects with the Supplemented Prospectus and none of such Material Agreements shall have been amended, supplemented or modified in any way and no condition or provision in any such Material Agreement shall have been waived by any party without the prior written consent of the Underwriters, acting reasonably, and each of the parties thereto shall have performed such of their obligations thereunder which are to be performed or completed at or prior to the Closing Time to the satisfaction of the Underwriters, acting reasonably;

(h)                                 all actions required to be taken by or on behalf of the Corporation including the passing of all requisite resolutions of the Directors of the Corporation and all requisite filings with governmental authorities, Securities Commissions or courts will have occurred at or prior to the Closing Time (or the Over-Allotment Closing Time, as applicable), so as to validly authorize the execution (as applicable) and filing of the Final Shelf Prospectus, the Prospectus Supplement and any Supplemental Material, to grant the Over-Allotment Option, and to create and issue the Debentures and the Common Shares initially issuable upon conversion of the Debentures, in each case, having the attributes contemplated by the Supplemented Prospectus;

(i)                                     the representations and warranties of the Corporation contained herein shall be true and correct as of the Closing Time (or the Over-Allotment Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Closing Time, as applicable) (except in respect of representations and warranties that are made as of a specified date, in which case they will be true and correct only as at that date), after giving effect to the transactions contemplated hereby;

(j)                                    the Corporation shall have complied with all covenants contained herein and satisfied all terms and conditions contained herein to be complied with and satisfied by it at or prior to the Closing Time (or the Over-Allotment Closing Time, as applicable);

(k)                                 the Debentures will have been approved for listing and posting for trading on the TSX and the Common Shares initially issuable upon conversion of the Debentures will have been approved for listing on the TSX, subject only to the Standard Listing Conditions, and on the NYSE, subject only to official notice of issuance;

(l)                                     the Underwriters will have received such other certificates, opinions, agreements, materials or documents, in form and substance satisfactory to the Underwriters, as the Underwriters may reasonably request;

(m)                             no U.S. prospectus or amendment or supplement to the Registration Statement or the U.S. Prospectus shall have been filed to which RBC shall have objected in writing;

(n)                                 the U.S. Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act at or before 5:30 p.m. (New York City time) on the second full business day after the date of this Agreement (or such earlier time as may be required under the U.S. Securities Act);

(o)                                 prior to and at the Closing Time and, if applicable, the Over-Allotment Closing Time, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the U.S. Securities Act or proceedings initiated under Section 8(d) or 8(e) of the U.S. Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the U.S. Prospectus or the U.S. Preliminary Prospectus, together with any Permitted Free Writing Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and

(p)                                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

14.2                                                                        In giving the opinions contemplated in Section 14.1, counsel may rely:

(a)                                 as to matters of fact, without independent verification (to the extent appropriate in the circumstances), on certificates of public officials, representations made in this Agreement and certificates and other inquiries of officers of the Corporation, in each case acceptable to the Underwriters, acting reasonably;

(b)                                 on the opinions of local counsel acceptable to the Underwriters’ counsel, acting reasonably, as to the qualification of the Offered Securities for sale to the public and as to other relevant matters in the Qualifying Jurisdictions and all other relevant jurisdictions; and

(c)                                  in the case of counsel to the Underwriters and to the extent necessary, on the opinion of the Corporation’s counsel or local counsel.

15.                               Termination by Underwriters in Certain Events

15.1                                                                        Each Underwriter will be entitled to terminate its obligation to purchase the Initial Debentures by written notice to that effect given to the Corporation at or prior to the Closing Time and to terminate its obligations to purchase Over-Allotment Debentures by written notice to that effect given to the Corporation at or prior to the Over-Allotment Closing Time if:

(a)                                 any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order or ruling is issued under or pursuant to any relevant statute or by any federal, provincial, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality or any third party, including, without limitation, the TSX, the NYSE or any securities regulatory authority (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any of the Underwriters) or there is any change of law, or interpretation or administration thereof, which, in the reasonable opinion of such Underwriter, acting in good faith, (i) operates to prevent or restrict the trading in the Common Shares or the Debentures, or adversely impacts the distribution or the marketability of the Debentures, or materially and adversely affects or will materially and adversely affect the market price or value of the Common Shares or the Debentures, or (ii) operates to prevent, suspend, hinder, delay, restrict or otherwise materially adversely affect the transactions contemplated hereby;

(b)                                 there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, acts of terrorism, hostility, war or like event or escalation thereof or other calamity or crisis, or any governmental action, law, regulation, inquiry or other occurrence of any nature which, in the reasonable opinion of such Underwriter, materially adversely affects or may materially adversely affect the financial markets in Canada or the United States or the business, operations or affairs of the Corporation and its subsidiaries taken as a whole or the market price or value of the Debentures or the Common Shares;

(c)                                  there shall occur any material change (actual, imminent or reasonably expected) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation and its subsidiaries taken as a whole, howsoever caused, or there should be discovered any previously undisclosed material fact (other than a material fact related solely to any of the Underwriters) or there should occur a change (other than a change related solely to any of the Underwriters) in a material fact contained in the Final Shelf Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, in each case which, in the opinion of such Underwriter, acting reasonably, could be expected to result in the purchasers of a material number of the Offered Securities exercising their right under Securities Laws to withdraw from or rescind their purchase thereof or sue for damages in respect thereof or which has or could reasonably be expected to have a material adverse effect on the market price or value of the Common Shares or the Debentures.

15.2                                                                        All terms and conditions in this Agreement shall be construed as conditions, and any breach of or failure to comply with any such terms or conditions which in the reasonable opinion of any of the Underwriters materially adversely affects the sale or distribution by it of the Offered Securities shall entitle each Underwriter at any time prior to the Closing Time or, if the Over-Allotment Option is exercised, the Over-Allotment Closing Time, to terminate its obligations under this Agreement forthwith by written notice to that effect given to the Corporation. It is understood that the Underwriters or any of them may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters or any of them in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by such underwriter.

15.3                                                                        In the event of any termination of the Underwriters’ obligations under this Agreement by one of the Underwriters in accordance with the terms hereof, the other Underwriters shall be deemed contemporaneously to have terminated their obligations under this Agreement unless the other Underwriters or any of them shall, within 24 hours after notice of termination is given, notify the Corporation that they are assuming the obligations of the Underwriter terminating its obligations. Any termination by any of the Underwriters pursuant to the provisions of this Agreement shall be effected by notice delivered to the Corporation.  The rights of termination contained in this Article 15 are in addition to any other rights or remedies the Underwriters may have in respect of any default, misrepresentation, act or failure to act of the Corporation in respect of any matters contemplated by this Agreement.  In the event of any such termination, there shall be no further liability on the part of the Corporation or the Underwriters except for any liability provided for in Article 16 and Section 17.2.

16.                               Indemnification

16.1                                                                        Subject to the terms of this Article 16, the Corporation will protect, on the basis provided herein, hold harmless and indemnify each of the Underwriters and their respective affiliates and their respective directors, officers, employees, shareholders and agents (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all losses (other than losses of profit in connection with the distribution of the Offered Securities), claims, actions, damages, liabilities, costs and expenses, including, without limitation, all amounts paid to settle actions, suits, proceedings, investigations or claims or satisfy judgments or awards and all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, a “Claim”), including the fees and expenses of legal counsel on a solicitor and own client basis, to which any Indemnified Party may become subject or otherwise involved, in any capacity insofar as Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the transactions contemplated in this Agreement including, without limitation:

(a)                                 any breach of or default under any representation, warranty, covenant or agreement of the Corporation in this Agreement or any other document to be delivered pursuant hereto or the failure of the Corporation to comply with any of its obligations hereunder;

(b)                                 any Offering Document, or any information or statement (except any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing) contained in any of the Offering Documents being or being alleged to contain or be a misrepresentation or untrue or any omission or alleged omission to state in those documents any material fact (except facts relating solely to the Underwriters or any of them, provided by the Underwriters in writing) required to be stated in those documents or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(c)                                  any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority or stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating to the Underwriters, or any of them, provided by the Underwriters in writing) contained in any of the Offering Documents; or

(d)                                 the Corporation not complying with any requirement of any applicable Securities Laws relating to the Offering or the transactions contemplated hereby.

16.2                                                                        This indemnity will be in addition to any liability which the Corporation may otherwise have.

16.3                                                                        If any Claim contemplated by this Article 16 is asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this Article 16 comes to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned will notify in writing the Corporation as soon as reasonably practicable, of the nature of the Claim (provided that any failure to so notify in respect of any potential Claim will not affect the liability of the Corporation under this Article 16 except to the extent that any failure to so notify in respect of any actual Claim materially increases the liability of the Corporation under this Article 16).

16.4                                                                        The Corporation will, subject to the following, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce a Claim; provided that the defence will be through legal counsel selected by the Corporation and acceptable to the Indemnified Party, acting reasonably, and no admission of liability will be made by the Corporation or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Corporation, in each case, which consent will not be unreasonably withheld. An Indemnified Party will have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless:

(a)                                 the Corporation fails to assume the defence of the suit on behalf of the Indemnified Party within ten days of receiving notice of the suit;

(b)                                 the employment of that counsel has been authorized by the Corporation; or

(c)                                  the named parties to the suit (including any added or third parties) include the Indemnified Party and the Corporation, and the Indemnified Party has been advised in writing by counsel that there are legal defences available to the Indemnified Parties that are different or in addition to those available to the Corporation or that representation of the Indemnified Party by counsel for the Corporation is inappropriate as a result of the potential or actual conflicting interests of those represented;

(in each of the cases set out in Sections 16.4(a), (b) or (c) the Corporation will not have the right to assume the defence of the suit on behalf of the Indemnified Party, but the Corporation will be liable to pay the reasonable fees and expenses of separate counsel for all Indemnified Parties and, in addition, of local counsel in each applicable jurisdiction on a solicitor and own client basis). Notwithstanding the foregoing, no settlement may be made by an Indemnified Party without the prior written consent of the Corporation, which consent will not be unreasonably withheld.

16.5                                                                        The rights of indemnity contained in this Article 16 will not inure to the benefit of the Underwriters if the Corporation has complied with the provisions of Articles 4, 5 and 12 and the Person asserting any Claim contemplated by this Article 16 was not provided with a copy of any Final Shelf Prospectus, the Preliminary Prospectus Supplement, Prospectus Supplement or Supplemental Material which corrects any untrue statement or information, misrepresentation (for the purposes of Securities Laws or any of them) or omission which is the basis of the Claim and which is required under Securities Laws to be delivered to that Person by the Underwriters or members of their banking or selling group (if any).

16.6                                                                        The Corporation hereby acknowledges and agrees that, with respect to this Article 16, the Underwriters are contracting on their own behalf and as agents for their affiliates, directors, officers, employees and agents and their respective affiliates, directors, officers, employees and agents (collectively, the “Beneficiaries”). In this regard, each of the Underwriters will act as trustee for the Beneficiaries of the covenants of the Corporation under this Article 16 with respect to the Beneficiaries and accepts these trusts and will hold and enforce those covenants on behalf of the Beneficiaries.

16.7                                                                        Neither the Corporation nor any Underwriter will, without each of the other’s prior written consent, settle, compromise, consent to the entry of any judgement in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding, investigation or claim, provided that no admission of liability or wrongdoing by an Indemnified Party shall be made in any such settlement, compromise, consent or termination without the prior written consent of the applicable Indemnified Party.

16.8                                                                        In order to provide for just and equitable contribution in circumstances in which an indemnity provided in this Article 16 in respect of a Claim would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, or is insufficient to hold any Indemnified Party harmless, the Corporation will contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation, on the one hand, and the Indemnified Party, on the other hand, but also the relative fault of the Corporation and the Indemnified Party as well as any relevant equitable considerations; provided that in no event will an Indemnified Party be liable to pay or contribute an amount in excess of the aggregate amount of the fees actually received by the Indemnified Party under this Agreement.

16.9                                                                        In the event and to the extent that a court of competent jurisdiction, in a final judgement from which no appeal can be made, shall determine that a Claim resulted from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of the Indemnified Party, such Indemnified Party shall not be entitled to claim indemnification under this Article 16 or contribution under Section 16.8 for such Claim from any Person that has not engaged in such fraud, fraudulent misrepresentation, gross negligence or wilful misconduct.

16.10                                                                 For greater certainty, the Corporation will not have any obligation to contribute pursuant to Section 16.8 in respect of any Claim except to the extent the indemnity given by it in this Article 16 would have been applicable to that Claim in accordance with its terms, had that indemnity been found to be enforceable and available to the Indemnified Parties.

16.11                                                                 The rights to contribution provided in this Article 16 will be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law provided that Sections 16.8 and 16.10 will apply, mutatis mutandis, in respect of that other right.

16.12                                                                 If any Claim is brought in connection with the transactions contemplated by this Agreement and any of the Underwriters is required to testify in connection therewith or is required to respond to procedures designed to discover information relating thereto, it will have the right, acting reasonably, to employ its own counsel in connection therewith, and the fees and disbursements of such counsel in connection therewith as well as its reasonable fees at the normal per diem rate for its directors, officers, employees and agents involved in preparation for and attendance at such proceedings or in so responding and any other reasonable costs and out-of-pocket expenses incurred by it in connection therewith will be paid by the Corporation as they are incurred.

16.13                                                                 The obligations under this Article 16 shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.

17.                               Fees and Expenses

17.1                                                                        In consideration of the agreement of the Underwriters to purchase the Offered Securities and to offer and sell them to the public, and to provide related services rendered and to be rendered by the Underwriters in connection with the foregoing underwriting, the Corporation agrees to pay to the Underwriters

(a)                                 at the Closing Time, an aggregate fee of Cdn$4,000,000, being a fee equal to an aggregate of 4% of the aggregate principal amount of the Initial Debentures (or Cdn$40 per Cdn$1,000 principal amount of Initial Debentures purchased by the Underwriters);  and

(b)                                 at the Over-Allotment Closing Time, a fee of Cdn$40 per Cdn$1,000 principal amount of Over-Allotment Debentures purchased by the Underwriters.

17.2                                                                        The Corporation will be responsible for all reasonable costs and expenses related to the transaction contemplated by this Agreement, whether or not it is completed, including, but not limited to:  fees and disbursements of the Corporation’s and the Underwriters’ legal counsel; fees and disbursements of the Corporation’s accountants and auditors;  fees and disbursements of translators;  fees and disbursements of other applicable experts;  expenses related to roadshows and marketing activities;  printing costs;  filing fees;  stock exchange fees;  reasonable out-of-pocket expenses of the Underwriters (including, but not limited to, their travel expenses in connection with due diligence and marketing activities) and taxes on all of the foregoing;  provided that the Corporation shall not be obligated to reimburse any fees and disbursements of the Underwriters’ legal counsel and any out-of-pocket expenses of the Underwriters in excess of Cdn$450,000 in the aggregate.  Notwithstanding the foregoing, if the Offering is terminated as a result of a default of one of the Underwriters, the Corporation shall not be responsible for the foregoing fees and expenses of the defaulting Underwriter.

18.                               Closing

18.1                                                                        The closing of the purchase and sale of the Initial Debentures will be completed at the Closing Time at the offices of Goodmans LLP, Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, Ontario, M5H 2S7, or at any other place determined in writing by the Corporation and the Underwriters. At the Closing Time, the Corporation will duly and validly deliver to RBC, on behalf of the Underwriters:

(a)                                 one or more global certificates representing the Initial Debentures registered in the name of “CDS & Co.” or in such other name or names as the Underwriters may notify the Corporation in writing not less than 48 hours prior to the Closing Time; and

(b)                                 all further documentation as may be contemplated in this Agreement or as counsel to the Underwriters may reasonably require;

against payment by the Underwriters to or to the direction of the Corporation, by wire transfer or bank transfer in immediately available funds, of the purchase price for the Debentures being issued and sold by the Underwriters under this Agreement less the underwriting fee respecting the Debentures as described in Section 17.1, it being agreed that the Corporation’s obligation to pay such underwriting fee shall be set off against the Underwriters’ obligation to pay the portion of the purchase price for the Initial Debentures equal to the aggregate amount of such underwriting fee.

18.2                                                                        If the Over-Allotment Option is exercised, the closing of the purchase and sale of the Over- Allotment Debentures will be completed at the applicable Over-Allotment Closing Time at the offices of Goodmans LLP or at any other place determined in writing by the Corporation and the Underwriters. At the Over-Allotment Closing Time, the Corporation will duly and validly deliver to RBC, on behalf of the Underwriters:

(a)                                 one or more global certificates representing the Over-Allotment Debentures registered in the name of “CDS & Co.” or in such other name or names as the Underwriters may notify the Corporation in writing not less than 48 hours prior to the Over-Allotment Closing Time; and

(b)                                 all further documentation as may be contemplated in this Agreement or as counsel to the Underwriters may reasonably require;

against payment by the Underwriters to or to the direction of the Corporation, by wire transfer or bank transfer in immediately available funds, of the purchase price for the Over-Allotment Debentures being issued and sold by the Underwriters under this Agreement less the underwriting fee respecting the Over-Allotment Debentures as described in Section 17.1, it being agreed that the Corporation’s obligation to pay such underwriting fee shall be set off against the Underwriters’ obligation to pay the portion of the purchase price for the Initial Debentures equal to the aggregate amount of such underwriting fee.

19.                               Restrictions on Further Issues or Sales

19.1                                                                        Beginning on January 22, 2018 and ending on, and including, the date that is 90 days after the Closing Date (the “Lock-Up Period”), without the prior written consent of RBC, which consent will not be unreasonably withheld, the Corporation agrees not to (i) create, allot, authorize, offer, issue, secure, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, directly or indirectly, any Common Shares, rights to purchase Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, including convertible debentures, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Common Shares, or any securities convertible into or exercisable or exchangeable for Common Shares, including convertible debentures, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such Common Shares or such other securities or interests, in cash or otherwise, or agree to do or announce the intention to do or to make any filing in respect of any of the foregoing, except, in each case, for (A) the filing of the Prospectus Supplement and U.S. Prospectus and any Permitted Free Writing Prospectus and approved Canadian marketing materials with respect to the Debentures hereunder and the registration of the offer and sale of the Debentures under the Registration Statement as contemplated by this Agreement, (B) issuances of Common Shares upon the exercise of June 2019 Debentures, December 2019 Debentures and the Debentures and any other outstanding options, warrants or rights under benefit plans, and (C) the issuance of notional shares pursuant to the Corporation’s LTIP described in the Offering Documents (and the issuance of Common Shares upon the vesting, redemption or exercise of such notional shares).

19.2                                                                        At or prior to the time of execution of this Agreement, the Corporation will deliver to the Underwriters the Lock-Up Agreements contemplated in Section 14.1(e).

20.                               Obligations of the Underwriters to Purchase the Offered Securities

20.1                                                                        Subject to the terms and conditions of this Agreement, the obligation of the Underwriters to purchase the Initial Debentures and the Over-Allotment Debentures (if the Over-Allotment Option is exercised) will be several and not joint.  The percentage of the Initial Debentures and Over-Allotment Debentures to be severally purchased and paid for by each of the Underwriters will be as follows:

RBC Dominion Securities Inc.	35.0%
National Bank Financial Inc.	17.5%
TD Securities Inc.	15.0%
BMO Nesbitt Burns Inc.	12.5%
Industrial Alliance Securities Inc.	7.5%
CIBC World Markets Inc.	5.0%
Scotia Capital Inc.	5.0%
MUFG Securities (Canada), Ltd.	2.5%

If an Underwriter (a “Refusing Underwriter”) does not complete the purchase and sale of the Offered Securities, which that Underwriter has agreed to purchase under this Agreement (other than in accordance with Article 15) (the “Defaulted Securities”), RBC may delay the Closing Date (or Over-Allotment Closing Date, as applicable) for not more than five days and the remaining Underwriters (the “Continuing Underwriters”) will be entitled, at their option, to purchase all but not less than all of the Defaulted Securities pro rata according to the number of Offered Securities to have been acquired by the Continuing Underwriters under this Agreement or in any proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made, and the number of Defaulted Securities to be purchased by the Refusing Underwriter(s) does not exceed 10% of the Initial Debentures or Over-Allotment Debentures, as applicable, the Continuing Underwriters will be obligated to purchase the Defaulted Securities on the terms set out in this Agreement in proportion to their obligations under this Agreement or in any other proportion agreed upon by the Continuing Underwriters. If the number of Defaulted Securities to be purchased by the Refusing Underwriters exceeds 10% of the Initial Debentures or Over-Allotment Debentures, as applicable, the Continuing Underwriters will not be obliged to purchase the Defaulted Securities and, if the Continuing Underwriters do not elect to purchase the Debentures:

(a)                                 the Continuing Underwriters will not be obliged to purchase any of the Initial Debentures or Over-Allotment Debentures, as applicable;

(b)                                 the Corporation will not be obliged to sell less than all of the Initial Debentures or Over-Allotment Debentures, as applicable; and

(c)                                  the Corporation will be entitled to terminate its obligations under this Agreement arising from its acceptance of this offer, in which event there will be no further liability on the part of the Corporation, or the Continuing Underwriters, except pursuant to the provisions of Articles 16 and 17 and, if the purchase and sale of the Initial Debentures has occurred, Section 19.1.

21.                               Stabilization

21.1                                                                        In connection with the distribution of the Offered Securities, the Underwriters and any Selling Firm may effect transactions which stabilize or maintain the market price of the Common Shares or Debentures at levels above those which might otherwise prevail in the open market in compliance with Securities Laws.  Such transactions, if any, may be discontinued at any time.

22.                               Notice

Any notice or other communication required or permitted to be given under this Agreement will be in writing and will be delivered to:

(a)                                 in the case of the Corporation:

Atlantic Power Corporation
3 Allied Drive
Suite 220
Dedham, Massachusetts
02026

Attention:              Jeffrey S. Levy
Email:                    jlevy@atlanticpower.com

with a copy to:

Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, ON  M5H 2S7

Attention:              William Gorman
Email:                    bgorman@goodmans.ca

and to:

Cleary Gottlieb Steen & Hamilton  LLP
One Liberty Plaza
New York, New York 10006

Attention:              Craig B. Brod / Pamela L. Marcogliese
Email:                    cbrod@cgsh.com / pmarcogliese@cgsh.com

(b)                                 in the case of the Underwriters:

RBC Dominion Securities Inc.
4th Floor, South Tower,
Royal Bank Plaza, 200 Bay Street,
Toronto,  ON  M5J 2W7

Attention:              Kyle Walker
Email:                    kyle.walker@rbccm.com

with a copy to:

Blake, Cassels & Graydon LLP
199 Bay Street, Suite 4000
P.O. Box 25
Commerce Court West
Toronto, ON  M5L 1A9

Attention:              Richard Turner / Brendan Reay
Email:                    richard.turner@blakes.com / brendan.reay@blakes.com

and to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
77 King Street West, Suite 3100
P.O. Box 226
Toronto, ON  M5K 1J3

Attention:              Christopher J. Cummings
Email:                    ccummings@paulweiss.com

The parties may change their respective addresses for notices by notice given in the manner set out above. Any notice or other communication will be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, will be given by email and will be deemed to have been given (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by email, on the date of sending if sent on or before 5:00 p.m. (Toronto time), and on the first business day following the day on which it is sent if sent after such time.

Notwithstanding the foregoing, the notice of exercise of the Over-Allotment Option may be given by or on behalf of the Underwriters in the foregoing manner or by electronic mail to the Corporation at jlevy@atlanticpower.com, tronan@atlanticpower.com and bdee@atlanticpower.com, copying bgorman@goodmans.ca, cbrod@cgsh.com and pmarcogliese@cgsh.com.  If delivered by electronic mail, such notice shall be deemed to have been given on the date of sending if sent on or before 5:00 p.m. (Eastern time), and on the first business day following the day on which it is sent if sent after such time.

23.                               Representative of Underwriters

Except with respect to Articles 15 and 16 and the entitlement of Continuing Underwriters to purchase Defaulted Securities under Section 20.1 all transactions, waivers, orders and notices on behalf of the Underwriters under this Agreement or contemplated by this Agreement may be carried out or given on behalf of the Underwriters by RBC, and such notices shall be deemed to have been so duly authorized by all the Underwriters.

24.                               Time of Essence

Time will be of the essence of this Agreement and, following any waiver or indulgence by any party, time will again be of the essence of this Agreement.

25.                               Representations, Warranties and Agreements Surviving Closing

All representations, warranties, covenants and agreements of the Corporation herein contained or contained in any certificate of the Corporation delivered pursuant to this Agreement shall survive the purchase and sale of the Offered Securities and completion of the transactions provided for herein and shall continue in full force and effect for the benefit of the Underwriters for a period of 36 months from the completion of Distribution of the Offered Securities regardless of any subsequent disposition of the Offered Securities or any investigation by or on behalf of the Underwriters with respect thereto.

26.                               Miscellaneous

26.1                                                                        This Agreement will be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

26.2                                                                        Each of the parties to this Agreement will be entitled to rely on delivery of an email or other electronic copy of this Agreement and acceptance by each party of any such email or electronic copy will be legally effective to create a valid and binding agreement between the parties to this Agreement in accordance with the terms of this Agreement.

26.3                                                                        This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which, when taken together, will constitute one and the same agreement.

26.4                                                                        To the extent permitted by applicable law, the invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

26.5                                                                        This Agreement and the other documents referred to in this Agreement constitute the entire agreement between the parties hereto relating to the subject matter of this Agreement and supersede all prior agreements between those parties with respect to their respective rights and obligations in respect of the transactions contemplated under this Agreement.

26.6                                                                        The terms and provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effect.

26.7                                                                        In the event that any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters contemplated hereby or thereby, each party to this Agreement hereby (a) agrees that any such litigation, proceeding or other legal action may be brought in a court of competent jurisdiction located within Toronto, Ontario, Canada, (b) agrees that in connection with any such litigation, proceeding or action, such party will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 26.7 and to service of process upon it in accordance with the rules and statutes governing service of process, (c) agrees to waive to the full extent permitted by applicable law any objection that it may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum, (d) agrees as an alternative method of service to service of process in any such litigation, proceeding or action by mailing of copies thereof to such party at its address set forth in Article 22, (e) agrees that any service made as provided herein shall be effective and binding service in every respect, and (f) agrees that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by applicable law.

27.                               No Fiduciary Relationship

The Corporation hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Corporation’s securities contemplated hereby. The Corporation further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Corporation, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Corporation’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Corporation, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Corporation hereby confirms its understanding and agreement to that effect. The Corporation and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Corporation and no Underwriter has assumed, and no Underwriter will assume, any advisory responsibility in favour of the Corporation with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Corporation on other matters).

28.                               Relationship with TMX Group Limited

Each of National Bank Financial Inc., TD Securities Inc., CIBC World Markets Inc. and Scotia Capital Inc., or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (“TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

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If this letter accurately reflects the terms of the transactions which we are to enter into and are agreed to by you, please communicate your acceptance by executing the enclosed copies of this letter where indicated and returning them to us.

Yours very truly,

RBC DOMINION SECURITIES INC.

By:	(signed) “Kyle Walker”
(Authorized Signatory)

NATIONAL BANK FINANCIAL INC.

By:	(signed) “Iain Watson”
(Authorized Signatory)

TD SECURITIES INC.

By:	(signed) “John Kroeker”
(Authorized Signatory)

BMO NESBITT BURNS INC.

By:	(signed) “Daniel Armstrong”
(Authorized Signatory)

INDUSTRIAL ALLIANCE SECURITIES INC.

By:	(signed) “David Beatty”
(Authorized Signatory)

CIBC WORLD MARKETS INC.

By:	(signed) “James Brooks”
(Authorized Signatory)

SCOTIA CAPITAL INC.

By:	(signed) “Thomas Kurfurst”
(Authorized Signatory)

MUFG SECURITIES (CANADA), LTD.

By:	(signed) “Richard Testa”
(Authorized Signatory)

[Atlantic Power Corporation signature page follows]

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Accepted and agreed to by the undersigned as of the date of this letter first written above.

ATLANTIC POWER CORPORATION

By:	(signed) “Terrence Ronan”
Name:	Terrence Ronan
Title:	Executive Vice President and Chief Financial Officer